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Exhibit 99.(a)(1)(i)

SPIRENT PLC

OPTION EXCHANGE OFFER

OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF REPLACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN

This document constitutes part of the prospectuses relating to our Spirent Stock Option Plan covering securities that have been registered under the Securities Act of 1933.

August 15, 2003

SPIRENT PLC

OPTION EXCHANGE OFFER

OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF REPLACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN

August 15, 2003

        These offer and withdrawal rights expire at 5:00 p.m. US Eastern Time on September 15, 2003, unless we extend the offer.

        Spirent plc, which we refer to as "we", the "Company" or "Spirent", is offering Eligible Employees (as defined below) the opportunity to exchange (the "Option Exchange Program" or "OEP") all of their outstanding stock options to purchase shares of the Company's common stock ("Ordinary shares") (or, if relevant, American Depository Receipts ("ADRs")) that have been granted under the Spirent Stock Option Plan, as amended, (the "SSOP") for new stock options ("Replacement Options") which will be granted under the SSOP.

        At an Extraordinary General Meeting of the Company held on July 9, 2003, our shareholders approved a proposal in respect of an OEP.

        If you are an employee (excluding executive directors of the Company) within our Communications group who resides in the United States of America, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom and who, as of the date of this Option Exchange Offer, holds outstanding options under the SSOP with an exercise price of £1.40 per share or greater ("Underwater Options"), you may be eligible to participate in the Option Exchange Program. To be eligible to participate in the Option Exchange Offer (i.e. to be an "Eligible Employee") you must be employed by Spirent's Communications group on the date of this Option Exchange Offer and remain continuously employed and reside in the United States of America, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom through to the grant date of the Replacement Options (which is expected to be on or about September 18, 2003). Executive directors of the Company are not eligible to participate in the Option Exchange Program. Eligible Employees that are part-time employees or who are on temporary leave are eligible to participate in the Option Exchange Offer.

        The OEP is operated by the Remuneration Committee of the Board of Directors of Spirent or any other duly constituted Committee (the "Committee").

        Under the OEP, you may tender your Underwater Options to be cancelled in exchange for the grant of a reduced number of Replacement Options to acquire Ordinary shares of the Company's common stock (or, if relevant, ADRs). The Replacement Options will be granted under the amended rules of the SSOP, as set forth in Schedule N.

        If you participate in this Option Exchange Offer, the number of Replacement Options you receive will depend on the original exercise price at which your Underwater Options were granted. Your Underwater Options will be exchanged for Replacement Options as follows:

Original exercise price per share range of Underwater Options	Exchange Ratio of Underwater Options to Replacement Options
£1.40–£1.99	3.25 : 1
£2.00–£3.24	6.00 : 1
£3.25–£5.49	10.00 : 1
£5.50 and above	12.00 : 1

        The exercise price of a Replacement Option will not be less than the higher of the market value of a Spirent share at the date of grant of Replacement Options, as derived from the Official List of the London Stock Exchange (or, in the case of ADRs, the New York Stock Exchange) plus 20% of that market value or (where shares are to be subscribed) their nominal value (which is 3 1/3rd pence per share). In general, we expect that the Replacement Options will be granted on or about September 18, 2003.

        Only options granted under the SSOP with an exercise price of £1.40 per share or greater are eligible for exchange in this Option Exchange Offer.

        Spirent plc Ordinary shares of common stock are listed on the London Stock Exchange under the ticker symbol "SPT". American Depositary Shares ("ADSs"), evidenced by ADRs, with a ratio of one ADS representing four Ordinary shares, are listed on the New York Stock Exchange under the ticker symbol "SPM" and CUSIP number: 84856M209. On August 11, 2003, (the last practicable date prior to the date of this document) the closing price of an Ordinary share and an ADR was £0.38 and $2.40, respectively. We recommend that you evaluate current market price quotes for our Ordinary shares, among other factors, before deciding whether to elect to exchange your Underwater Options.

        You should also see "Risks of Participating in the Option Exchange Offer" below for a discussion of other risks that you should consider before deciding whether to elect to exchange your Underwater Options.

IMPORTANT

        Option election packages for the OEP will be distributed by electronic mail ("Email") to all Eligible Employees for which we have on record an active Spirent Email address. Where our records indicate Eligible Employees do not have a Spirent Email address, or where the Spirent Email address is inactive, Eligible Employees will receive a paper election package with an instruction letter.

        If you wish to exchange your Underwater Options, you must complete, sign and return the Option Election Agreement to your respective local representative by following one of the instructions below; the election process is the same regardless of the country or jurisdiction in which you reside:

  •
  By facsimile to the facsimile number shown for your local representative. You must retain the successful facsimile transmission report for your records.

  •
  By delivery in person to your local representative.

  •
  By post to the address shown for your local representative. Documents sent via post are at the Eligible Employee's risk and sufficient time must be allowed for any mailed documents to arrive.

        You should keep a copy of your completed and signed Option Election Agreement. Your local representative must receive your duly completed and signed Option Election Agreement before 5:00 p.m. US Eastern Time on September 15, 2003 (or such other extended expiration date selected by us). Your local representative will acknowledge to you (via Email to your Spirent Email address or via post if you do not have an active Spirent Email address) the safe receipt of your completed and signed Option Election Agreement.

        The schedule of local representatives can be found under the heading "Particulars of the Exchange Offer—5. Procedures for Electing to Exchange Underwater Options".

        We are not making an offer of Replacement Options in any jurisdiction where the offer is not permitted. However, where we, in our absolute discretion, conclude it would not be appropriate or practicable to offer Replacement Options within a particular jurisdiction, we reserve the right to grant additional SSOP options in such numbers and on such terms as may be equitable taking into account all relevant circumstances.

        You should not assume that the information provided is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Option Exchange Offer.

        This Option Exchange Offer summarizes various documents and other information. Those summaries are qualified in their entirety by reference to the documents and information to which they relate.

        Neither the US Securities and Exchange Commission (the "SEC") nor any state or non-US securities commission has approved or disapproved of these securities or passed upon the fairness or merits of this Option Exchange Offer or upon the accuracy or adequacy of the information contained in this Option Exchange Offer. Any representation to the contrary is a criminal offense.

        If you have any questions regarding the Option Exchange Offer or require additional copies of this Option Exchange Offer or other documents in respect of the OEP, please contact your local representative. Your local representative cannot provide you with advice or a recommendation as to whether you should tender your Underwater Options for exchange.

        The decision to accept the Option Exchange Offer is an individual one that should be based on a variety of factors, and you should consult your own personal advisors if you have any questions about your financial or tax situation. The information about this Option Exchange Offer is limited to (i) this Option Exchange Offer and (ii) the Option Election Agreement.

        We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your Underwater Options pursuant to this Option Exchange Program. We have not authorized anyone to give you any information and representation in connection with this Option Exchange Program other than the information and representations contained in this Option Exchange Offer. If anyone makes any recommendations or representations to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

This Option Exchange Offer is dated August 15, 2003.

SUMMARY TERM SHEET

        We have provided answers to some of the questions that you may have about the Option Exchange Offer. You should, however, please carefully read this entire Option Exchange Offer, dated August 15, 2003, and also your Option Election Agreement. The Option Exchange Offer is made subject to the terms and conditions of these documents as they may be amended from time to time. The information in this summary is not complete and additional important information is contained in the remainder of this Option Exchange Offer and the other OEP documents. We also urge you to review the information in our annual report on Form 20-F for the year ended December 31, 2002, which was filed with the SEC on June 17, 2003 and can be accessed electronically on the SEC's website at http://www.sec.gov, as it may contain important financial information and other relevant information about us.

        We have included in this summary references to other sections under the heading "Particulars of the Option Exchange Offer" in this Option Exchange Offer to provide you with a cross-reference to a fuller description of the respective topic. For example, "(See Section 1)" is a cross-reference to "Eligibility" under "Particulars of the Option Exchange Offer".

Table of Contents of Questions:

Q1
What is the Option Exchange Offer?

Q2
Why are we making the Option Exchange Offer to you?

Q3
What securities are we offering to exchange?

Q4
Who is eligible to participate?

Q5
Do you have to participate in the program?

Q6
When does this Option Exchange Offer expire?

Q7
How many Replacement Options will you receive in exchange for your Underwater Options that you tender to exchange?

Q8
What will be the exercise price of your Replacement Options?

Q9
When will you receive your Replacement Options?

Q10
What is the vesting schedule for your Replacement Options?

Q11
When will the Replacement Options expire?

Q12
Are there any performance conditions in respect of the exercise of Replacement Options?

Q13
How do you elect to exchange your Underwater Options?

Q14
If you elect to exchange an Underwater Option, do you have to exchange all of the shares covered by that option?

Q15
What happens to your Underwater Options that you tender to be exchanged for Replacement Options?

Q16
When will the Underwater Options you elect to be exchanged be cancelled?

Q17
Why do we have to cancel Underwater Options if you choose to participate?

Q18
How is the exchange ratio between Underwater Options and Replacement Options derived?

Q19
Will you be required to give up all of your rights in respect of the Underwater Options?

Q20
Why are the Replacement Options not granted on the expiration date of the Option Exchange Program?

Q21
Why isn't the exchange ratio one-for-one?

Q22
Why is the exercise price of a Replacement Option at a 20% premium to the market value on the date of grant?

Q23
Will Spirent be granting options under the SSOP to Eligible Employees before the grant of Replacement Options?

Q24
Will you be eligible to receive further grants of options under the SSOP?

Q25
What happens to Underwater Options that you choose not to exchange or that are not accepted for exchange?

Q26
Will you have to pay taxes if you exchange your options in the Option Exchange Offer?

Q27
Will your Replacement Options be non-qualified stock options for US tax purposes?

Q28
Will the terms and conditions of the Replacement Options be the same as the terms and conditions of the Underwater Options?

Q29
What are the conditions to the Option Exchange Offer?

Q30
What happens if you leave or are terminated prior to the expiration of the Option Exchange Offer?

Q31
What happens if you transfer to another business group within Spirent or one of its subsidiaries?

Q32
What if there is a change of control of Spirent?

Q33
Are there circumstances under which you would not be granted Replacement Options?

Q34
Can the Option Exchange Offer be extended, and if so, how will we notify you if the Option Exchange Offer is extended?

Q35
Can you change your exchange election or withdraw your tender to exchange Underwater Options?

Q36
How can you tell which of your option grants are Underwater Options with an exercise price of £1.40 per share or greater?

Q37
Are we making any recommendation as to whether you should exchange your Underwater Options?

Q38
Who can you talk to if you have questions about the Option Exchange Offer, or if you need additional copies of the offer documents?

Q39
If you choose not to participate in the Option Exchange Offer, what do you have to do?

Q40
What happens if you do not submit a duly completed and signed Option Election Agreement?

Q41
Can you use the OEP to exchange stock options or stock purchase rights under other Spirent employee stock schemes?

Q1.    What is the Option Exchange Offer?

A1.    The Option Exchange Offer provides an opportunity for Eligible Employees to exchange voluntarily Underwater Options granted under the SSOP with exercise prices of £1.40 per share or greater, for a reduced number of Replacement Options with an exercise price of 120% of the market value of a Spirent share on the date of grant of the Replacement Option. The number of Replacement Options you will receive depends on the original exercise price of your Underwater Options. (See Q7 below) The grant date of the Replacement Options is expected to be on or about September 18, 2003. (See Sections 7 and 8)

Q2.    Why are we making the Option Exchange Offer to you?

A2.    We have reviewed our share-based incentive strategies for the short to medium term. This review identified the following key reasons for making the Option Exchange Offer:

  •
  following a decline in the Spirent share price, of the approximately 78 million SSOP options outstanding, 64 million are "underwater" (i.e. the option exercise price of the option is greater than the current market value of Spirent Ordinary shares). The majority are very substantially underwater with option exercise prices ranging from £1.40 to over £6.00. We believe that the Option Exchange Offer will create better performance incentives for eligible employees; and

  •
  competition for the most talented employees remains intense, with stock option grants representing a key element of remuneration for many employees. A number of peer and competitor companies, predominantly US-based, have adopted an aggressive approach, either granting significantly higher levels of stock options compared to Spirent, and/or restructuring their option plans through some form of exchange program whereby underwater options are exchanged for new options at the current market price. It is, therefore, still the case that an essential part of remuneration strategy for US-based peer companies is focused on stock option schemes.

  •
  The OEP addresses these issues.

Q3.    What securities are we offering to exchange?

A3.    We are offering to exchange all outstanding unexercised Underwater Options to purchase our Ordinary shares held by Eligible Employees that have an exercise price of £1.40 per share or greater that were granted under the SSOP for Replacement Options.

Q4.    Who is eligible to participate?

A4.    You are eligible to participate (i.e. you are an Eligible Employee) in the Option Exchange Offer only if you are a holder of outstanding Underwater Options and an employee (including a part-time employee and/or an employee on temporary leave) of Spirent's Communications group hired on or before the date of this Option Exchange Offer, and you remain employed continuously and reside in the United States, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom through to the grant date of Replacement Options. The grant date of the Replacement Options is expected to be on or about September 18, 2003. Retirees and members of our Board of Directors are not eligible to participate. (See Section 1)

Q5.    Do you have to participate in the program?

A5.    No. The program is completely voluntary, and it is your decision whether to participate.

Q6.    When does this Option Exchange Offer expire?

A6.    This Option Exchange Offer expires at 5:00 p.m. US Eastern Time on September 15, 2003. We refer to this date and time as the expiration date. We may extend the period of time during which the Option Exchange Offer will remain open, (i) if we have not received all regulatory approvals, which are required to effect the Option Exchange Offer in any jurisdiction; or (ii) for any other reason, in our sole discretion. We do not currently expect to extend the offer period. If we extend the offer period beyond September 15, 2003, the term "expiration date" will refer to the new time and date at which the extended Option Exchange Offer expires. You will be notified of any such extension. (See Section 2 and Section 3)

Q7.    How many Replacement Options will you receive in exchange for your Underwater Options that you tender to exchange?

A7.    If you participate in this Option Exchange Offer, the number of Replacement Options you receive will depend on the original exercise price at which your Underwater Options were granted. Your Underwater Options will be exchanged for Replacement Options as follows:

Original exercise price per share range of Underwater Options	Exchange Ratio of Underwater Options to Replacement Options
£1.40–£1.99	3.25 : 1
£2.00–£3.24	6.00 : 1
£3.25–£5.49	10.00 : 1
£5.50 and above	12.00 : 1

        For example, if you hold 10,000 Underwater Options with an exercise price per share of £4.00 and we accept your exchange of Underwater Options, the Underwater Options will be cancelled and replaced with a grant of 1,000 Replacement Options, using the applicable exchange ratio of ten Underwater Options for one Replacement Option.

        The number of Replacement Options you receive will be rounded down to the nearest whole share on a grant-by-grant basis, and will be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that may occur on or after the grant date of Replacement Options. Replacement Options will be granted under the rules of our Spirent Stock Option Plan and the Option Election Agreement between you and us. (See Sections 2 and 7)

        Existing options under the SSOP with an exercise price per share less than £1.40 are not eligible to participate in the Option Exchange Offer and cannot be exchanged.

Q8.    What will be the exercise price of your Replacement Options?

A8.    The exercise price of a Replacement Option will not be less than the higher of the market value of a Spirent Ordinary share at the grant date, as derived from the Official List of the London Stock Exchange (or, in the case of ADRs, the New York Stock Exchange) plus 20% of that market value or (where shares are to be subscribed) their nominal value (which is 3 1/3rd pence per share).

        For example:

  •
  assume the market value of a Spirent Ordinary share on the grant date of the Replacement Option is 30 pence

  •
  20% of 30 pence = 6 pence

  •
  the exercise price of your Replacement Option will therefore be 36 pence; that is, 30 pence plus 6 pence.

        We cannot predict the exercise price of the Replacement Options. Because we expect to grant the Replacement Options on or about September 18, 2003, the Replacement Options may have a higher exercise price than some or all of the Underwater Options.

        No payment will be required from you for the grant of your Replacement Option. (See Sections 7 and 10)

Q9.    When will you receive your Replacement Options?

A9.    We will send you your confirmation of grant of Replacement Options shortly after the date of grant of the Replacement Options. The confirmation of grant of Replacement Options confirms our commitment to grant you Replacement Options on the grant date, provided that you remain continuously employed by us or one of our subsidiaries through the grant date.

        We will grant the Replacement Options on the grant date, which is expected to be on or about September 18, 2003, except where prohibited or impractical under local law. (See Section 7)

Q10.    What is the vesting schedule for your Replacement Options?

A10.    Replacement Options will normally become fully vested over a period of four years from the date the Replacement Options are granted, provided you are in employment with Spirent or one of our subsidiaries. The vesting schedule is as follows: 25% of the Replacement Options will vest on the first anniversary of the grant date and thereafter in equal proportions on a monthly basis over the remaining three years. Vested Replacement Options may be exercised if you leave employment due to death or disability or for any other reason specified in the rules of the SSOP, but only in accordance with the terms of the SSOP. (See Section 10)

Q11.    When will the Replacement Options expire?

A11.    Any Replacement Options not exercised will expire on the seventh anniversary of the grant date of the Replacement Options. For example, if the Replacement Option is granted on September 18, 2003, it will lapse on September 18, 2010 (i.e. 7 years after grant). Any period of the term which has already elapsed with regards to the Underwater Option being exchanged can be ignored with regards to the Replacement Options.

Q12.    Are there any performance conditions in respect of the exercise of Replacement Options?

A12.    No. As is the case with all SSOP options granted to employees of Spirent's Communications group, no performance condition will attach to the exercise of Replacement Options. (See Section 10)

Q13.    How do you elect to exchange your Underwater Options?

A13.    Option election packages for the OEP will be distributed by Email to all Eligible Employees for which we have on record an active Spirent Email address. Where Eligible Employees do not have a Spirent Email address, or where the Spirent Email address is inactive, the employee will receive a paper election package with an instruction letter.

        If you wish to exchange your Underwater Options, you must complete, sign and return the Option Election Agreement to your respective local representative shown under Section 5 by following one of the instructions below:

  •
  By facsimile to the facsimile number shown for your local representative. You must retain the successful facsimile transmission report for your records.

  •
  By delivery in person to your local representative.

  •
  By post to the address shown for your local representative. Documents sent via post are sent at your expense and risk and sufficient time must be allowed for any mailed documents to arrive.

        You should keep a copy of your completed and signed Option Election Agreement. Your local representative must receive your duly completed and signed Option Election Agreement before 5:00 p.m. US Eastern Time on September 15, 2003 (unless the expiration date is extended) in order for you to participate. Your local representative will acknowledge to you (via Email to your Spirent Email address or via post if you do not have an active Spirent Email address) the safe receipt of your completed and signed Option Election Agreement. (See Section 5)

Q14.    If you elect to exchange an Underwater Option, do you have to elect to exchange all of the shares covered by that option?

A14.    Yes. Unless you have partially exercised your Underwater Options, we are not accepting partial tenders of Underwater Options. Accordingly, you may elect to exchange one or more of your option grants and you may exchange all of your Underwater Options. However, you must elect to exchange all or none of the options subject to each grant. For example, assume you have two grants of Underwater Options:

  •
  grant 1 consists of 10,000 options granted to you on October 10, 2000 at an exercise price of £6.29 per share

  •
  grant 2 consists of 15,000 options granted to you on November 30, 2001 at an exercise price of £1.65 per share

        You may elect to exchange either all or none of the options in grant 1. You may elect to exchange all or none of the options in grant 2. You may elect to exchange all of the options in both grants 1 and 2. You may elect to exchange none of the options in grants 1 and 2. You may elect to exchange either all of the options in grant 1 and none of the options in grant 2, and vice versa. It is not possible for you to elect to exchange part of the options in either grant 1 or grant 2. For example, you could not elect to exchange only 4,000 options in either grant 1 or grant 2. (See Section 5)

Q15.    What happens to your Underwater Options that you tender to be exchanged for Replacement Options?

A15.    If we accept your tender of Underwater Options for Replacement Options, Underwater Options will be cancelled. (See Sections 7 and 8)

Q16.    When will the Underwater Options you elect to be exchanged be cancelled?

A16.    Underwater Options accepted for cancellation will be cancelled immediately prior to granting Replacement Options, which we expect will be on or about September 18, 2003.

Q17.    Why do we have to cancel Underwater Options if you choose to participate?

A17.    It is necessary for us to cancel the Underwater Options so that (i) we do not exceed the maximum number of options available under the rules SSOP and (ii) we continue to manage shareholder dilution in a responsible manner going forward.

Q18.    How is the exchange ratio between Underwater Options and Replacement Options derived?

A18.    The exchange ratios were designed to create a broadly "value neutral" exchange i.e., one where the value of the Replacement Options approximate the value of the Underwater Options being surrendered. These were determined utilising an option-pricing model (Black-Scholes).

Q19.    Will you be required to give up all of your rights in respect of the Underwater Options?

A19.    Yes. Once we have accepted the Underwater Options that you elect to exchange, your Underwater Options will be cancelled immediately prior to the grant of Replacement Options, and at that time you will no longer have any rights in respect of those Underwater Options.

        If you cease to be a Spirent employee for any reason prior to the grant date of Replacement Options, you will not receive Replacement Options or any compensation in lieu of Replacement Options. Any completed Option Election Agreement will be voided and your Underwater Options will remain outstanding until they are exercised or expire in accordance with their original terms. (See Section 7)

Q20.    Why are the Replacement Options not granted on the expiration date of the Option Exchange Program?

A20.    It is necessary to allow us a few days between the expiration date (expected to be 5.00 p.m. US Eastern Time on September 15, 2003, unless extended) and the grant date of Replacement Options (expected to be on or about September 18, 2003) so that we can verify all submitted Option Election Agreements and also make the necessary entries in the stock optionholder register.

Q21.    Why isn't the exchange ratio one-for-one?

A21.    It is a requirement that our shareholders approve any proposals regarding an exchange of options. We took considerable effort, in accordance with best corporate governance practice, to discuss the OEP proposals with our major institutional shareholders. Our major shareholders indicated to us that they would be willing to support our proposals, as presented, as they would strike a balance between managing shareholder dilution going forward and continuing to provide a meaningful incentive to you. We believe that the OEP, as proposed, maintains the balance of interests between employees and shareholders.

Q22.    Why is the exercise price of a Replacement Option at a 20% premium to the market value on the date of grant?

A22.    Our shareholders requested that in to order to further align the interests of Communications' group employees to those of shareholders, the exercise price of Replacement Options should be at a premium to the market price.

Q23.    Will Spirent be granting options under the SSOP to Eligible Employees before the grant of Replacement Options?

A23.    No.

Q24.    Will you be eligible to receive further grants of options under the SSOP?

A24.    Yes. Eligible Employees are eligible to participate in further grants under the SSOP until it terminates. The SSOP terminates at the earlier of the conclusion of the Company's 2004 annual general meeting or on August 20, 2004, unless terminated earlier by our Board of Directors or our shareholders and unless extended with the approval of our shareholders. The grant of options under the SSOP is discretionary and will be based on a number of relevant circumstances, and the Company is not under any obligation to grant any future SSOP awards to you.

Q25.    What happens to Underwater Options that you choose not to exchange or that are not accepted for exchange?

A25.    Options that you choose not to exchange or that we do not accept for exchange remain outstanding until they are either exercised or expire by their original terms. These Underwater Options retain their original exercise price and vesting schedule. (See Sections 5 and 7)

Q26.    Will you have to pay taxes if you exchange your options in the Option Exchange Offer?

A26.    We recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in the Option Exchange Offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or other tax and social security consequences, which may apply to you. The following is only a general summary and is not a substitute for the professional tax advice that you should obtain.

        If you exchange your Underwater Options for Replacement Options and you are subject to tax in the US, you should not be required under current US law to recognize income for US federal income tax purposes at the time of the tender of your Underwater Options or upon our acceptance and cancellation of these Underwater Options. You should also not be required under current US law to recognize income for US federal income tax purposes on the grant date of your Replacement Options. We believe that the exchange will be treated as a non-taxable exchange. (See Section 15)

        If you are subject to tax in a country other than the US (whether by reason of your nationality, residence or otherwise), the tax consequences of participating in this Option Exchange Offer may be different. Please be sure to read the summary discussion in this Option Exchange Offer of the potential tax consequences in the country in which you are subject to tax. See your applicable country-specific Schedule. Again, the summary discussion is not a substitute for the professional tax advice that you should obtain.

Q27.    Will your Replacement Options be non-qualified stock options for US tax purposes?

A27.    Yes. Your Underwater Options were non-qualified stock options and so will any Replacement Options. (See Sections 10 and 15)

Q28.    Will the terms and conditions of the Replacement Options be the same as the terms and conditions of the Underwater Options?

A28.    No. While the vesting period, exercisability, conditions of termination and term length will be the same, the vesting schedule is as set out in Question 10 above and in Section 10 below. Accordingly, any vested Underwater Options that you tender will be exchanged for unvested Replacement Options.

Q29.    What are the conditions to the Option Exchange Offer?

A29.    Your participation in the Option Exchange Offer is completely voluntary. The completion of the Option Exchange Offer is subject to a number of customary conditions that are described in this Option Exchange Offer. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered Underwater Options. Prior to the expiration date of the Option Exchange Offer, we reserve the right to amend the Option Exchange Offer for any or no reason. (See Sections 7 and 8)

Q30.    What happens if you leave or are terminated prior to the expiration of the Option Exchange Offer?

A30.    If you leave or are terminated prior to the expiration of the Option Exchange Offer, you will no longer be an Eligible Employee and will not be able to participate. Any completed Option Election

Agreement(s) will be voided and your Underwater Options will remain outstanding until they are exercised or expire in accordance with their original terms. You will not be entitled to any compensation in lieu of not receiving Replacement Options. (See Section 1)

Q31.    What happens if you transfer to another business group within Spirent or one of its subsidiaries?

A31.    Your entitlement to participate in the OEP will be unaffected if you transfer to another business group within Spirent or one of its subsidiaries.

Q32.    What if there is a change of control of Spirent?

A32.    Although we are not anticipating it, if there were to be a change of control of Spirent before Replacement Options are granted, the Option Exchange Offer will terminate. This means that completed Option Election Agreements will be voided and you will not receive any Replacement Options, nor any compensation in lieu of Replacement Options. Your Underwater Options will remain outstanding in accordance with the original terms of grant, and the treatment of your Underwater Options in connection with a change in control will be governed by the terms of the SSOP. (See Section 7)

Q33.    Are there circumstances under which you would not be granted Replacement Options?

A33.    Yes. If, for any reason, you are not an employee of the Company or one of our subsidiaries continuously from the date of this Option Exchange Offer through to the grant date of Replacement Options, you will not receive any Replacement Options or other compensation in lieu of Replacement Options. Any completed Option Election Agreement will be void and your Underwater Options will remain outstanding until they are exercised or expire in accordance with their original terms. (See Section 1)

        Furthermore, even if we accept your exchange, we will not grant Replacement Options to you if we are prohibited from doing so by applicable law. For example, we could become prohibited from granting Replacement Options as a result of changes in the UK Listing Authority or US Securities and Exchange Commission rules, regulations or policies, the listing requirements of either the London Stock Exchange or the New York Stock Exchange or the laws of a non-US jurisdiction. We do not currently anticipate any such prohibitions. Where under these circumstances, we cannot grant Replacement Options, (i) your Underwater Options will remain outstanding in accordance with the original terms of their grant and you shall be notified as such; and (ii) you shall not be entitled to any compensation in lieu of Replacement Options. (See Sections 8 and 14)

        Where we, in our absolute discretion, conclude it would not be appropriate or practicable to offer Replacement Options within a particular jurisdiction, we reserve the right to grant additional SSOP options in such numbers and on such terms as may be equitable taking into account all relevant circumstances. We have identified certain counties in which we have a very small number of employees and where, in view of the mandatory regulatory reviews which would need to be undertaken, we have concluded it would not be practicable to offer Replacement Options. These excluded countries are Australia, Belgium, China, Guatemala, and any country other than the United States, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom.

Q34.    Can the Option Exchange Offer be extended, and if so, how will we notify you if the Option Exchange Offer is extended?

A34.    The Option Exchange Offer expires at 5:00 p.m. US Eastern Time on September 15, 2003, unless we extend it. We may, in our discretion, extend the Option Exchange Offer at any time but we do not currently expect to do so. If we extend the Option Exchange Offer, we will notify you by Email

(or other method of communication as required by the SEC) disclosing the extension no later than 9:00 a.m. US Eastern Time, on the next business day following the previously scheduled expiration date of the Option Exchange Offer. (See Section 3)

Q35.    Can you change your exchange election or withdraw your tender to exchange Underwater Options?

A35.    Your Option Election Agreement will ask you to elect either to exchange or NOT to exchange each grant of Underwater Options. If you have submitted your completed Option Election Agreement you may later either (i) change your decision with respect to an election to NOT exchange your Underwater Options, or (ii) withdraw your tender to exchange Underwater Options.

  •
  Example 1:    Assume you have two grants of Underwater Options and you have already submitted an Option Election Agreement to exchange grant 1 and NOT to exchange grant 2. You subsequently decide also to exchange grant 2. You must complete and return an additional Option Election Agreement in respect of grant 2, selecting that you wish to exchange grant 2.

  •
  Example 2:    Assume you have two grants of Underwater Options and you have already submitted an Option Election Agreement to exchange both grant 1 and grant 2. You subsequently decide that you do NOT wish to exchange either or both grants. You must complete a Withdrawal Form in respect either or both of grant 1 or grant 2.

        In order for any change of election and/or withdrawal to be effective, the respective document, properly signed and completed, must be received by your local representative before 5:00 p.m. US Eastern Time on September 15, 2003 (unless the expiration date is extended). Your local representative will acknowledge to you the safe receipt of a duly completed and signed Withdrawal Form or additional Option Election Agreement. Additional copies of the Withdrawal Form and the Option Election Agreement are available from your local representative.

Q36.    How can you tell which of your option grants are Underwater Options with an exercise price of £1.40 per share or greater?

A36.    Your Option Election Agreement will show you the current exercise price of your Underwater Options. Your original option documentation will also show you the exercise price, as granted. In addition, your local representative can, if necessary, send you a confirmation regarding which of your option grants are Underwater Options. Also, you can access SSOP option information via the Spirent Communications intranet website at http://10.1.1.74/. A PIN number is required to access your details and if you do not have one already this can be obtained from the SSOP database administrator, Rena Murphy, at rena.murphy@spirentcom.com.

Q37.    Are we making any recommendation as to whether you should exchange your Underwater Options?

A37.    No. Although our Board of Directors has approved the making of this Option Exchange Offer, neither we nor our Board of Directors make any recommendation as to whether you should exchange your Underwater Options. You must make your own decision as to whether or not to accept the Option Exchange Offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or professional independent financial advisor. (See Sections 10 and 15)

Q38.    Who can you talk to if you have questions about the Option Exchange Offer, or if you need additional copies of the offer documents?

A38.    You should direct questions about the Option Exchange Offer or requests for additional copies of this Option Exchange Offer to your local representative. Please note that the local representative cannot advise or recommend to you whether you should accept the Option Exchange Offer and that they cannot give you advice with respect to your personal tax position. (See Section 5)

Q39.    If you choose not to participate in the Option Exchange Offer, what do you have to do?

A39.    You should complete and return the Option Election Agreement anyway, checking the "Do NOT Exchange" box for each grant of Underwater Options to indicate that you do NOT wish to participate. If you wish to change your election, you must complete a new Option Election Agreement, checking the "Exchange" box for each grant that you now wish to exchange. If you change your election, you local representative must receive your new Option Election Agreement before the expiration date.

Q40.    What happens if you do not submit a completed and signed Option Election Agreement?

A40.    If you do not submit a completed and signed Option Election Agreement by 5.00 p.m. US Eastern Time on September 15, 2003 (or any other extended expiration date), we will deem that you do not wish for your Underwater Options to be exchanged for Replacement Options. Your Underwater Options will continue to be outstanding in accordance with their original terms and you will not receive Replacement Options.

        If you fail to fill in your Option Election Agreement correctly (for example, you do not make a valid selection or you fail to sign the Agreement) although we will try to resolve the query prior to the expiration date, your Option Election Agreement will be deemed void unless and until you have completed it correctly, signed it and it is received by the local representative in time. If your Option Election Agreement is deemed void, your Underwater Options will continue to be outstanding in accordance with their original terms and you will not receive Replacement Options. If you fail to make a valid selection on any documentation in respect of a particular grant of Underwater Options (for example you fail to select on the Option Election Agreement whether you wish to exchange or NOT to exchange a particular grant), we reserve the right to deem any election, change of election or withdrawal you purport to make for that particular grant void so that your original valid selection (if any) for that grant will remain in force.

Q41.    Can you use the OEP to exchange stock options or stock purchase rights under other Spirent employee stock schemes?

A41.    No. The OEP relates solely to Underwater Options granted under the SSOP. All options and purchase rights under other Spirent employee stock schemes are excluded from the OEP.

RISKS OF PARTICIPATING IN THE OPTION EXCHANGE OFFER

        Participation in the Option Exchange Offer involves a number of risks, including those described below. This list and the risk factors under the heading titled "Risk Factors" in our Annual Report on Form 20-F for fiscal year ended December 31, 2002, filed with the SEC on June 17, 2003, highlight the material risks of participating in this Option Exchange Offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Option Exchange Offer. In addition, we strongly urge you to read the sections in this Option Exchange Offer discussing the tax consequences in your country, as well as the rest of this Option Exchange Offer, for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Option Exchange Offer.

        In addition, this Option Exchange Offer and our SEC reports referred to above include "forward-looking statements." We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us. When used in this Option Exchange Offer, you can identify these statements by words such as "anticipate", "assume", "believe", "estimate", "expect", "intend", "may", "plan", "positioned", "should", "will", "would" and other similar expressions which are predictions of or indicate future trends and future events. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Option Exchange Offer might not occur. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these considerations, readers are cautioned not to place undue reliance on such forward-looking statements.

Economic Risks

        If our share price increases after the date your tendered Underwater Options are cancelled, your Replacement Options may have an exercise price that is higher than the exercise price of your cancelled Underwater Options. If this happened, you would receive Replacement Options for fewer Ordinary shares at a higher exercise price.

        If, for example, you cancel Underwater Options which have an exercise price of £2.00 per share, and our share price increases to £1.67 per share, or more on the grant date of Replacement Options, your Replacement Options will have a higher exercise price than the Underwater Options and as a result of the applicable option exchange ratio (see Q7 above and Sections 2 and 9 below) and the terms of the Replacement Options, the Replacement Options will represent the right to purchase fewer Ordinary shares than the Underwater Option and will vest over a longer period than the Replacement Options.

        Any Underwater Options which are already vested will be replaced with Replacement Options, which, at the grant date of Replacement Option, will be unvested and therefore unexerciseable.

        As explained in Q10 above and Section 10 below, Replacement Options are subject to a new four-year vesting schedule which will commence from the grant date, which is expected to be on or about September 18, 2003. Accordingly, you will loose any rights to exercise Underwater Options that are already vested if you exchange them for Replacement Options.

Tax-Related Risks for Individuals Subject to Tax in the US

        As was the case in respect of your Underwater Options, any Replacement Options granted to you will be a non-qualified stock option for US federal tax purposes. Non-qualified stock options are less favourable to you from a tax perspective. For more detailed information, please read the rest of the Option Exchange Offer, and see the tax disclosure set forth under the section titled "Material US Federal Income Tax Consequences."

Tax-Related Risks for Individuals Subject to Tax Outside the US

        If you are a resident of or are otherwise subject to the tax laws of Canada, France, Germany, Hong Kong, Sweden, the United Kingdom or the United States of America, we do not believe it is likely that you will be subject to income tax as a result of receiving Replacement Options.

        If you are a resident of or are otherwise subject to the tax laws of the Netherlands, we believe that you may be subject to taxation as result of receiving Replacement Options.

        You will find attached as Schedules B through I to this Option Exchange Offer short summaries of the general tax consequences of the Option Exchange Offer in the countries in which we are offering the exchange. Please see the country-specific Schedule applicable to you for information regarding the tax consequences to you of participating. You should review the information carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the Option Exchange Offer.

Tax-Related Risks for Tax Residents of Multiple Countries

        If you are a tax resident of, or are subject to, the tax laws of more than one country or jurisdiction, you should be aware that there may be additional or other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences before deciding whether or not to participate in the Option Exchange Offer.

Business-Related Risks

Our business, operating results and financial condition could continue to be harmed if the economy, and particularly the telecommunications industry into which we sell our products, remains depressed.

        The current economic downturn which has continued into 2003 has resulted in worldwide reduced purchasing and capital spending in many of the industries and markets into which we sell our products, in particular the telecommunications industry. As a result we have experienced diminished product demand, excess manufacturing capacity and an erosion of average selling prices. The decline in demand for our products and services has had and may continue to have an adverse effect on our results of operations and we are not able to predict when this will cease. If the general economic conditions do not improve the markets for our products may decline further or fail to develop. Any further downturn in our customers' markets or in general economic conditions would be likely to result in a further reduction in demand for our products and services and could further harm our business, operating results and financial condition.

        Since 2001 the major customers in our Communications group, the network equipment manufacturers and network service providers, have continued to restructure their operations in response to the significantly reduced overall market. This, coupled with certain regulatory issues for our customers in the United States, has resulted in reduced spending on our products and services. We cannot be sure how long the current downturn will last, as market visibility remains low, and how long our business will continue to be affected.

Our cost reduction actions may not achieve their target cost savings and may also harm our business, operating results and financial condition.

        In response to the fall in revenues in our Communications group and general economic conditions, we have taken cost reduction actions and continue to take such measures to realign our cost base and resources. Our cost reduction actions are based on certain assumptions regarding the cost structure of our business, the nature and severity of the continuing downturn in the telecommunications industry and economic climate generally and our expected revenues, that may not prove accurate. Our actions have involved the implementation of a number of initiatives including the reduction of our operating costs, the exit from certain businesses, the re-organization of our operations, the reduction of our workforce and reductions in discretionary spending. While we are making progress towards achieving our target cost savings, we can provide no assurance that we will not be required to refine, expand or extend our cost reduction actions.

        The costs associated with implementing our cost reduction actions may exceed our realized savings and may also be higher than the amount that we have estimated. As a result, we may not meet or achieve the benefits of our cost reduction goals and in addition may be unable to reduce our cost structures in response to further declines in business conditions. Current and additional cost cutting initiatives may result in further cash and/or non-cash charges that could have an effect on our business, operating results and financial condition. In addition, reductions in our assets, workforce and businesses may adversely affect our ability to enhance our existing products and services, keep pace with technological advances in our field and remain competitive. Workforce reduction could lead to the loss of valuable staff and expertise and adversely affect general morale and the efficiency of our business. Therefore, our cost reduction initiatives may result in significant disruption and harm to our business and may reduce our ability to benefit from a potential future recovery in the telecommunications industry.

The risk of a breach of financial covenants remains.

        While our recently renegotiated borrowing terms have provided us with more headroom under certain of our financial covenants, we can provide you with no assurance that the covenants will not be breached and that further renegotiation of our borrowing terms will not be needed to further increase our level of headroom. The renegotiated borrowing terms have increased our weighted average interest payments and placed new restrictions and tests on us, constraining our ability to make dividend payments, incur further debt, provide further security and make acquisitions and disposals. Such restrictions and tests will continue to apply until certain financial requirements are met (which in any event cannot occur prior to June 30, 2004). We are unable to give guidance as to when we are likely to meet these financial requirements and can give no assurance that they will indeed be achieved.

Our pension fund deficit may become a further burden on our financial resources.

        Given the decline in equity markets and reducing interest rates, which have both adversely affected funding levels, our UK defined benefit pension plan, based on an initial valuation at 1 April 2003, showed a funding deficit of £50.2 million or 39 per cent of the scheme obligations. It is anticipated that additional cash contributions of approximately £3.0 million per year will be made to the fund commencing in 2004 and such an increased cash funding cost may have an adverse effect on our business. Our UK defined benefit pension plan was closed to new members on September 30, 2002 and has been replaced by a defined contribution scheme.

We rely on a limited number of customers for a majority of our revenues in some of our businesses, and therefore any cancellation, reduction or delay in orders could significantly harm our business, operating results and financial condition.

        In some of our businesses we continue to rely on large orders from a limited number of customers, which makes our relationships with these customers critical to the success of our business. We can provide you with no assurance that we will be able to retain this client base, that we will be able to increase our sales to our other existing customers or that we will be able to attract additional customers. The loss of one or more of our largest customers, any reduction or delay in sales to these customers, or inability to successfully develop and maintain relationships with existing and new customers could significantly harm our business, operating results and financial condition.

Our goodwill and other intangible assets may become further impaired.

        If the demand for the products and services underlying our current goodwill decreases further as a result of the general economic downturn or other causes and, as a result, the estimated future undiscounted net cash flows from the acquired businesses are insufficient to recover the carrying value of the assets over their estimated lives, we may record further impairments of our goodwill and recognize asset impairment charges in the period in which that impairment is determined. Asset impairment charges of this nature could have an adverse effect on our financial position, our ability to comply with certain covenants and reported results of operations.

        We perform reviews twice a year to determine if the carrying value of assets is impaired. The purpose of the review is to identify any facts or circumstances, either internal or external, which indicate that the carrying value of the assets cannot be recovered. Most recently we recorded a goodwill impairment charge of £923.3 million relating principally to our Communications group. The remaining goodwill carrying value is £113.6 million. The impairment has resulted in a £575.9 million deficit in the distributable reserves. At the appropriate time and with the consent of the English courts it may be possible to utilize the share premium account which at December 31, 2002 stood at £696.1 million in order to off-set the deficit on distributable reserves. We can give no assurance that this consent would be forthcoming.

The loss of key managers and skilled employees may result in inefficiencies in managing and operating our business and our business will suffer if we are not able to hire and retain appropriately qualified personnel.

        For the fiscal year 2002, our average overall workforce was reduced from 7,812 to 5,179. This reduction has in part been due to the implementation of our cost reduction actions in order to realign our cost base and resources. It has resulted in the loss of many highly skilled employees who often had many years of management and operational experience in our business. The loss of such employees and the departure of further employees may impair our ability to run and expand our business effectively. The uncertainties associated with headcount reductions may cause key employees to leave and otherwise increase employee and management turnover and, even if these employees stay, the headcount reductions may adversely affect general morale and the efficiency of our business. This could result in significant disruption to our business.

Because of our significant international operations, we are exposed to a variety of risks, many of which are beyond our control, that could adversely affect our business.

        We operate in 31 countries throughout the world. Our international operations are subject to a variety of potential risks arising out of the global economy, the political outlook, currency fluctuations, exchange control restrictions, investment in capital, the ability to enforce intellectual property rights, language and certain cultural differences in countries where we have operations.

        Events such as the recent tensions in the Middle East, the continued threat of terrorism and the SARS virus outbreak in Asia may trigger unforeseen economic conditions and cause market demand to fluctuate in an unpredictable manner which could adversely affect our business.

Fluctuations in exchange rates and heavy exposure to a weakening dollar could materially harm our operating results.

        Since we conduct operations globally, a substantial portion of our assets, liabilities, revenues and expenses are denominated in various currencies, principally the US dollar and pounds sterling. Because our financial statements are denominated in pounds sterling, fluctuations in exchange rates, especially if the US dollar continues to weaken against the pound, could have a material impact on our reported results.

        We may at times engage in currency hedging transactions in an effort to cover any exposure to such fluctuations, and we may be required to convert currencies to meet our obligations. Under such circumstances, hedging transactions could have an adverse effect on our financial condition.

Because our operating results have fluctuated in the past and are likely to fluctuate in the future, our Ordinary share and ADS prices are volatile and may decline.

        We have experienced and expect to continue experiencing, fluctuations in our operating results due to a number of factors beyond our control, including the following:

  •
  the size and timing of orders from our customers;

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  the degree to which our customers have allocated and spent their yearly budgets;

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  the uneven buying patterns of our customers;

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  the uneven pace of technology innovation; and

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  economic downturns or other factors reducing demand for our products.

        The market price for our Ordinary shares and ADSs may decline significantly if our operating results deteriorate.

Acquisitions undertaken could be difficult to integrate, disrupt our business, dilute shareholder value and harm our operating results.

        Acquisitions have historically been an important part of our business strategy and we continually evaluate strategic opportunities and may acquire businesses, products or technologies in the future. Acquisitions are inherently risky and no assurance can be given that our previous or future acquisitions will be successful or will not adversely affect our business, operating results or financial condition. Currently our renegotiated borrowing terms restrict our ability to make acquisitions.

        Any acquisition involves risks to our business, including:

  •
  an inability to integrate the operations, products and personnel of our acquired businesses and diversion of management's time and attention;

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  an inability to expand our financial and management controls and reporting systems and procedures to incorporate the acquired businesses;

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  potential difficulties in completing projects associated with purchased in-process research and development;

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  assumption of unknown liabilities, or other unanticipated events or circumstances;

  •
  the possibility that we may pay too much cash or issue too much of our stock as the purchase price for an acquired business relative to the economic benefits that we ultimately derive from operating the acquired businesses; and

  •
  the need to record significant one-time charges or amortize intangible assets, which would lower our reported earnings.

We operate in rapidly changing industries and, if we do not keep up with these rapid changes, our turnover and operating results will suffer.

        We sell our products and systems in several industries that are characterized by rapid technological changes, frequent product and service introductions and evolving industry standards. We anticipate that our current products and services will become technologically obsolete over time and technological developments may eliminate whole markets or the need for individual products. Entire product lines may be threatened by new technologies or market trends which reduce the value of these product lines. If we fail to keep up with changes in these industries, our turnover and operating results will suffer.

We face aggressive competition and if we fail to compete effectively our turnover and operating results will suffer.

        We face aggressive competition in all of our businesses. Our competitors are numerous, including highly specialized firms as well as in-house capability within customers, and new competitors may emerge. Some of our competitors have greater name recognition, larger customer bases, and greater financial, marketing, sales and other resources. To stay competitive we will need to introduce successful new products and also may have to adjust prices of some of our products and manage financial returns effectively. Our operating results will suffer and our business will be harmed if we do not compete effectively.

If we do not introduce successful new products, services and enhancements, our turnover and operating results will suffer.

        The success of our new product and service offerings will depend on several factors, including our ability to:

  •
  identify customer needs properly;

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  price our products competitively;

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  innovate and develop new technologies and applications;

  •
  successfully commercialize new technologies in time to compete effectively;

  •
  manufacture and deliver our products in sufficient volumes on time at a competitive cost;

  •
  differentiate our offerings from our competitors' offerings; and

  •
  develop new channels to market and adapt our products to respond to opportunities presented by Internet-based business models.

        Our turnover and operating results will suffer if our new products and services are not successful.

Our research and development requires significant investment, which may not be recouped through increased turnover.

        The development of new products generally requires a substantial investment before we can determine the commercial viability of these innovations. If we fail to predict adequately our customers' needs and future activities, we may invest heavily in research and development of products and services that do not lead to significant turnover.

Third parties may claim we are infringing their intellectual property rights and as a result our business may be harmed.

        Third parties may claim that we are infringing their intellectual property rights. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of intellectual property rights of others that may cover some of our technology, products and services. We could suffer litigation or licensing expenses, or could be prevented from selling certain products as a result of third-party infringement claims. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all. We may also be subject to significant damages or injunctions against development and sale of certain of our products.

We often rely on obtaining licenses of intellectual property. We cannot assure you that these licenses will be available in the future on favorable terms or at all.

If third parties infringe our intellectual property rights, our business may be harmed.

        Our success depends in part on our proprietary technology. If we fail to maintain or enforce our intellectual property rights, or if competitors design around our technology or develop competing technologies, our competitive position could suffer, and our operating results may be harmed. We may not be able to detect infringement and our competitive position may be harmed before we do so. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

If our products are defective, we may be held responsible for liabilities caused by malfunctions of equipment in which our products are used or have to bear some of the cost of recalling this equipment, which would harm our turnover and our reputation.

        Some of our products are incorporated as component parts by manufacturers into sophisticated equipment and machinery, are used in critical applications or are stand-alone solutions. If our products are defective, we may be held responsible for the personal, property and financial damages that result and the costs associated with recalling the products themselves and products in which our defective products were incorporated. Although we carry product liability insurance customary for companies of our size, such available insurance cover may not be sufficient to cover a catastrophic loss or the costs of recall. In addition, our reputation with customers may be damaged as a result of any such event. Product liabilities or the costs of implementing a recall could hurt our profitability, and the damage to our reputation if one or more of our products proves defective could cause us to lose customers.

Many of our businesses are dependent on third-party manufacturers. If we cannot obtain sufficient services or products from these manufacturers, we may lose customers and turnover.

        Several of our businesses contract out certain processes, such as raw material supply, component manufacture, sub-assembly and assembly, to third party suppliers. If there were a failure of such a supplier because of, for example, insolvency or catastrophic loss, supply to our operations might be disrupted or even terminated. It might not be possible to find an alternative supplier in an acceptable timeframe or to secure an alternative supply on the same economic terms as the original supply. If we cannot obtain sufficient quantities of these products or services at an acceptable cost, we may not be able to meet customer demands in the desired timeframe at a commercially acceptable cost, which may result in the loss of customers and a reduction in turnover and profits.

Some of our businesses are dependent on key component suppliers. If we cannot obtain sufficient components from these suppliers, we may lose customers and turnover.

        Several of our businesses, particularly in the Communications group, may be dependent on some components from suppliers who experience greater demand for their products than they can meet. In some instances these suppliers have introduced quota systems to divide their available stock among potential customers. We may be affected because the quota allocated to our business is too small or because suppliers change the way they apportion their available stock to our disadvantage. If we cannot obtain sufficient quantities of these products at an acceptable cost, we may not be able to meet customer demands in the desired timeframe at a commercially acceptable cost, which may result in the loss of customers and a reduction in turnover and profits.

Prices for some of the commodity raw materials we use to manufacture our products fluctuate, and we may not be able to pass on increased costs of these raw materials to our customers.

        Prices fluctuate for some of the commodity raw materials our Network Products group uses to manufacture its products. If prices for commodities such as copper, PVC and Nylon 66 increase significantly and we are not able to pass on the increased prices to our customers, our profitability will be reduced and our business may be adversely affected.

Some of our customers may not have sufficient resources to order or pay for products they have ordered as a result of the current economic climate.

        Due to the economic downturn, many of our customers have failed to meet forecasts and are continuing to forecast that their revenues for the foreseeable future will generally be lower than anticipated. Many of these customers are experiencing, or are likely to experience, serious cash flow problems, and they are finding it increasingly difficult to obtain financing on attractive terms, if at all. As a result, if some of these customers are not successful in generating sufficient revenues or securing alternate financing arrangements, they may not be able to pay, or may delay payment for, the amounts that they owe us. Furthermore, they may not order as many products from us as originally forecasted or any products at all. The inability of our customers to pay us or to pay us in a timely manner for our products may adversely affect our cash flow and the timing of our revenue recognition and harm our business, operating results and financial condition. The failure of our customers to order products will also result in decreased revenues.

Remaining liabilities from discontinued businesses could adversely affect our results.

        We have concluded a number of divestments of our non-core businesses. We may, however, have contingent liabilities arising out of those discontinued businesses that could adversely affect the results of our operations.

Risks Relating to an Investment in our Ordinary Shares and ADSs

The price of our Ordinary shares and ADSs may be volatile and may decrease significantly below your purchase price.

        The market price of our Ordinary shares is significantly affected by market forces. The market prices of securities of technology companies on the London Stock Exchange, the New York Stock Exchange and other exchanges have fluctuated significantly in the last three years. The prices for securities of companies involved in Internet-related activities and communications generally, including the Internet but also wireless and other technologies, have been particularly volatile. A significant portion of our activities is based on communications and thus the market price of our Ordinary shares and ADSs is likely to remain highly volatile. In addition to general factors, the following specific factors may have a significant effect on the market price of our Ordinary shares and ADSs:

  •
  speculation on the risks associated with the telecommunications industry;

  •
  speculation on the robustness of our financial condition;

  •
  announcements regarding awards of major contracts;

  •
  announcements of technological innovations by us or our competitors; and

  •
  speculation regarding acquisitions and divestments.

        Because the exercise price for the Replacement Options will be at a premium to the market price for our Ordinary shares (or ADSs), our share price would need to increase by more than 20% for your

Replacement Options to provide any value to you. As a result, you may only be able to resell our Ordinary shares or ADSs at a price significantly below your purchase price.

Fluctuations in the exchange rate between the pound sterling and the US dollar may affect the price at which our ADSs trade on US securities markets.

        For any particular price in pounds sterling at which our shares are trading on the London Stock Exchange, fluctuations in the exchange rate between the pound sterling and the US dollar may affect the price in US dollars at which our ADSs trade on the New York Stock Exchange. For example, a fall in the value of the pound sterling against the US dollar is likely to reduce the price of our ADSs in the US market.

The availability of sufficient purchasers and sellers for our shares, whether in the form of Ordinary shares or ADSs, cannot be guaranteed and therefore you may not be able to purchase or sell our shares or ADSs at any particular time.

        The volume of our stock traded on the London Stock Exchange can vary from day to day and is affected by events and circumstances out of our control, such as the announcement of movements in interest rates. This also applies to the ADSs traded on the New York Stock Exchange. You may not be able to purchase or sell our Ordinary shares or ADSs at any particular time because of the lack of sufficient purchasers or sellers for our Ordinary shares or ADSs.

Your ability to bring an action and enforce judgments against us may be limited under English law.

        We are a public limited company incorporated under the laws of England and Wales. The rights of holders of Ordinary shares and, therefore, many of the rights of ADS holders, are governed by English law and by our Memorandum and Articles of Association. These rights differ from the rights of shareholders in typical US corporations. In particular, English law significantly limits the circumstances under which shareholders of English companies may bring actions on the company's behalf. Under English law generally, only we can bring a claim in proceedings in respect of wrongful acts committed against us. In addition, it may be difficult for you to prevail in a claim against us under, or to enforce liabilities relying upon, US securities laws.

PARTICULARS OF THE OPTION EXCHANGE OFFER

1.     Eligibility

        You are eligible to participate in the Option Exchange Offer only if you are a holder of outstanding Underwater Options and an employee (including a part-time employee and/or an employee on temporary leave) of Spirent's Communications group hired on or before the date of this Option Exchange Offer, and you remain employed continuously through to the grant date of the Replacement Options. In addition, you are only eligible to participate if you reside in the United States of America, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom through the grant date of the Replacement Options. Retirees and members of our Board of Directors are not eligible to participate. However members of our senior management who are not directors are eligible to participate. Our directors and senior management are identified on Schedule A to this Option Exchange Offer.

        If we do not extend the Option Exchange Offer, the grant date of Replacement Options is expected to be on or about September 18, 2003. If, for any reason, you do not remain an employee of Spirent, one of our subsidiaries or a successor entity through the grant date of Replacement Options, you will not receive any Replacement Options or other compensation in lieu of Replacement Options. This means that if you leave due to voluntary termination with or without cause, involuntary termination with or without cause, divestiture, Reduction-In-Force, death, total and permanent disability or retirement due to age before the grant date of Replacement Options, you will not receive Replacement Options or any other compensation in lieu of the Replacement Options that you elected to exchange. Any completed Option Election Agreement will be voided and your Underwater Options will remain outstanding until they are exercised or expire in accordance with their original terms.

2.     Number of Options to be Exchanged

        Subject to the terms and conditions of the Option Exchange Offer, we will accept outstanding, unexercised Underwater Options (whether vested or unvested) with exercise prices of £1.40 per share or greater granted under the SSOP and that are held by Eligible Employees and exchange them for Replacement Options. The Underwater Options must be properly elected to be exchanged, and must not be validly withdrawn before the expiration date.

        Each Underwater Option grant that you elect to exchange must be for the entire portion of the option grant that is outstanding and unexercised. We are not accepting partial tenders of an Underwater Option grant. However, you may elect to exchange the remaining, unexercised, portion of an Underwater Option grant that you have partially exercised. As a result, you may elect to exchange one or more of your Underwater Option grants, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant.

        Subject to the terms of this Option Exchange Offer, upon our acceptance of your properly tendered Underwater Options, these will be cancelled, and if you remain an Eligible Employee on the day of grant of Replacement Options, you will be entitled to receive Replacement Options to purchase a number of our Ordinary shares as follows:

  •
  Underwater Options with an exercise price per share greater than or equal to £1.40 and less than or equal to £1.99 will be replaced with Replacement Options at an exchange ratio of one (1) Replacement Option for every three and one-quarter (3.25) Underwater Options.

  •
  Underwater Options with an exercise price per share greater than or equal to £2.00 and less than or equal to £3.24 will be replaced with Replacement Options at an exchange ratio of one (1) Replacement Option for every six (6) Underwater Options.

  •
  Underwater Options with an exercise price per share greater than or equal to £3.25 and less than or equal to £5.49 will be replaced with Replacement Options at an exchange ratio of one (1) Replacement Option for every ten (10) Underwater Options.

  •
  Underwater Options with an exercise price per share greater than or equal to £5.50 will be replaced with Replacement Options at an exchange ratio of one (1) Replacement Option for every twelve (12) Underwater Options.

        In each case, fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis.

        The following chart illustrates these ratios:

Original exercise price per share range of Underwater Options	Exchange Ratio of Underwater Options to Replacement Options
£1.40–£1.99	3.25 : 1
£2.00–£3.24	6.00 : 1
£3.25–£5.49	10.00 : 1
£5.50 and above	12.00 : 1

        The number of shares covered by your Underwater Options are subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that may occur between the date of this offer and the grant date of Replacement Options. The number of Ordinary shares covered by your Replacement Options will be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that may occur after they have been granted. In each case, fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis.

        Replacement Options will be granted under the rules of our SSOP (see Schedule N) and the Option Election Agreement between you and us. The rules of our SSOP and the Option Election Agreement are attached as exhibits to the Schedule TO with which this Option Exchange Offer has been filed.

3.     Expiration Date

        The Option Exchange Offer expires at 5:00 p.m. US Eastern Time on September 15, 2003, unless we extend it, in which event the expiration date shall refer to the latest time and date at which the extended Option Exchange Offer expires. We may extend the Option Exchange Offer at any time, or from time to time: (i) if we have not received all regulatory approvals which are required to effect the Option Exchange Offer in any jurisdiction; or (ii) for any other reason, in our sole discretion. We do not currently expect to extend the offer period. If we extend the Option Exchange Offer, we will notify you by Email (or any other method of communication as may be required by the SEC) no later than 9:00 a.m. US Eastern Time, on the next business day following the previously scheduled expiration date of the Option Exchange Offer. Further information regarding our rights to extend, terminate and amend the Option Exchange Offer is given below in Section 16.

4.     Purpose of the Option Exchange Offer

        We issued the outstanding options under our SSOP to Communications group employees for the following reasons:

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  to provide a more competitive long term incentive arrangement, particularly for employees based in the US;

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  to encourage our employees to continue their employment with us;

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  to help align the interests of employees to those of shareholders; and

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  to provide an incentive which would attract, reward and motivate the highest calibre employees.

        Following a decline in the Spirent share price, however, of the approximately 78 million SSOP options outstanding, 64 million are "underwater" (i.e. the per share exercise price of the option is greater than the market value of Spirent Ordinary shares). The majority are very substantially underwater with option prices per share ranging from £1.40 to over £6.00. We recognise the motivational impact of this.

        By making this Option Exchange Offer, we intend to provide our Eligible Employees with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create a better performance incentive for employees and which is aligned with shareholder's interests. In addition, we believe the Option Exchange Offer will play a key role in managing shareholder dilution in a responsible manner going forward, reducing the total number of options outstanding and thereby providing additional shareholder dilution headroom for 2004 and beyond.

        In order for us to gain shareholder approval for this Option Exchange Offer, we had to derive exchange ratios designed to create a broadly "value neutral" exchange, i.e. one where the value of the Replacement Options approximate the value of the Underwater Options being surrendered. These were determined utilising the widely-used Black-Scholes option-pricing model. Under the Black-Scholes model, the fair value of a Replacement Option award approximates the aggregate fair value of Underwater Options being surrendered. The more an option is underwater, the lower its fair value and the higher the exchange ratio required. The fair values of both Underwater and Replacement Options alike are also adjusted to reflect forfeiture risk.

        We have decided to make this Option Exchange Offer instead of simply granting additional options as part of our ongoing management of shareholder dilution. In 2000, we made a commitment to shareholders that no more than 9% of our issued share capital would be used for discretionary grants under the SSOP within the following three years. Although we are currently within our limit (8.3% dilution), it would not have been possible to grant a significant number of additional options as this would have exceeded our dilution commitment.

        Except as otherwise disclosed in this Option Exchange Offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

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  any extraordinary transaction, such as a merger, reorganization or liquidation effecting a change in control of us or any of our material subsidiaries;

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  any purchase, sale or transfer of a material amount of our assets or any of our material subsidiaries;

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  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

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  any change in our present Board of Directors or senior management;

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  any other material change in our corporate structure or business;

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  our Ordinary shares being delisted from the London Stock exchange or the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by any of the afore-mentioned exchanges;

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  our Ordinary shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act");

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  the suspension of any obligation we have to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act;

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  the acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

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  any change in our Memorandum and Articles of Association, or any actions, which may impede the acquisition of control of us by any person.

        Neither we nor our Board of Directors are making any recommendation as to whether you should exchange your Underwater Options, nor have we authorized any person to make any such solicitation or recommendation. You must make your own decision as to whether or not to accept the Option Exchange Offer and should evaluate carefully all of the information in this document. For questions regarding personal tax implications or other investment-related questions, you should consult your own legal counsel, accountant and/or professional independent financial advisor.

5.     Procedures for Electing to Exchange Underwater Options

        Option election packages for the OEP will be distributed by electronic mail ("Email") to all Eligible Employees for which we have on record an active Spirent Email address. Where Eligible Employees do not have a Spirent Email address, or where the Spirent Email address is inactive, Eligible Employee will receive a paper election package with an instruction letter.

        If you wish to exchange your Underwater Options, you must complete, sign and return the Option Election Agreement to your respective local representative by following one of the instructions below:

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  By facsimile to the facsimile number shown for your local representative. You must retain the successful facsimile transmission report for your records.

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  By delivery in person to your local representative.

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  By post to the address shown for your local representative. Documents sent via post are at the Eligible Employee's expense and risk and sufficient time must be allowed for any mailed documents to arrive prior to the expiration date of the option Exchange Offer.

        You should keep a copy of your completed and signed Option Election Agreement. Your local representative must receive your duly completed and signed Option Election Agreement before the expiration date of the Option Exchange Offer, which is 5:00 p.m. US Eastern Time on September 15, 2003 (unless such expiration date is extended by us). Your local representative will acknowledge to you (via Email to your Spirent Email address or via post if you do not have an active Spirent Email address) the safe receipt of your completed and signed Option Election Agreement. You should keep this acknowledgement for your records. However, our receipt of your Option Election Agreement and the local representative's acknowledgement are not by themselves an acceptance of the Underwater Options for exchange. (See below under "Acceptance of Option Election Agreements")

        The following is a schedule of local representatives:

Division	Contact	Title	Phone	Fax	E-Mail Address
PAB (Adtech)	Lorraine Reyes	HR Specialist	808/440–3251	808/440–3177	lorraine.reyes@spirentcom.com
AE (DLS)	Caroline Tylko	HR Director	613/592–2661	613/592–7110	caroline.tylko@spirentcom.com
AE (DLS)	Jodi McFarlane	HR Coordinator	613/592–2661	613/592–7110	jodi.mcfarlane@spirentcom.com
Rockville (Hekimian)	Jennifer Hester	Mgr. Human Resources	301/590–3618	301/590–3474	jennifer.hester@spirentcom.com
PA-PT (GSS)	Caroline Lee	Personnel Coordinator	01803 546309	01803 546301	caroline.lee@spirentcom.com
Wireless (TAS)	Stephanie Sharp	HR Associate	732/544–8700	732/544–8347	stephanie.sharp@spirentcom.com
Wireless (TAS)	Lynne Ciliento	Dir. of HR and Admin	732/544–8700	732/544–8347	lynne.ciliento@spirentcom.com
SA-FT (Edgcumbe)	Ann Paterson	Exec. Secretary/Personnel	01698 723412	01698 723411	ann.paterson@spirentcom.com
Belfast Group	Gary Luck	Group Compensation & Benefits Manager	01293 767652	01293 767996	gary.luck@spirent.com
Sunnyvale (Zarak/CAW)	Lani Grein	Manager, Staff Operations	408/752–7270	818/676–2714	lani.grein@spirentcom.com
PAB (SMB/FED/ SALES)	Melissa Gilman	HR Representative 1	818/676–2505	818/880–5297	melissa.gilman@spirentcom.com
Office Addresses:
Lorraine Reyes:	Spirent Communications 999 Bishop Street, Suite 1700, Honolulu, HI 96813
Caroline Tylko: Jodi McFarlane:	Spirent Communications 750 Palladium Drive, Ottawa, Ontario K2V 1C7 Canada
Jennifer Hester:	Spirent Communications 15200 Omega Drive, Rockville, MD 20850
Caroline Lee:	Spirent Communications (SW) Ltd. Aspen Way, Paignton, Devon, UK, TQ4 7QR
Stephanie Sharp: Lynne Ciliento:	Spirent Communications 541 Industrial Way West, Eatontown, NJ 07724
Melissa Gilman:	Spirent Communications 26750 Agoura Road, Calabasas, CA 91302
Ann Paterson:	Spirent Communications (Scotland) Ltd Hamilton International Technology Park, High Blantyre, Glasgow, Scotland G72 OFF
Gary Luck:	Spirent plc Spirent House, Crawley Business Quarter, Fleming Way, Crawley, West Sussex RH10 9QL, United Kingdom
Lani Grein:	Spirent Communications 1175 Borregas Avenue, Sunnyvale, CA 94089

        If a local representative for your business is not shown above or you are unsure as to who is your local representative, you should return your completed and signed Option Election Agreement to the SSOP database administrator:

Rena Murphy
Share Scheme Administrator
Spirent Communications
26750 Agoura Road
Calabasas
CA 91302

Tel: 818 676 2387
Fax: 818 880 4937
Email: rena.murphy@spirentcom.com

        It is not possible for you to make your election by any other method except as described above (for example, we will not accept an Email message from you in lieu of a completed Option Election Agreement).

        If you complete and return your Option Election Agreement in respect of some of your grants of Underwater Options, and then decide that you would like to elect to exchange additional grants of Underwater Options, you must submit a further Option Election Agreement and it must be received by your local representative before the expiration date using the appropriate procedure described above. If you submit an Option Election Agreement and then decide to withdraw some or all of your grants of Underwater Options that you previously elected to exchange, please see the procedure described below under "Withdrawal Rights".

Acceptance of Option Election Agreements

        If you do not submit a completed and signed Option Election Agreement we shall deem that you do not wish for your respective grant(s) of Underwater Options to be exchanged for Replacement Options. Your Underwater Options then continue to be outstanding in accordance with their original terms and you will not receive Replacement Options.

        If you fail to fill in your Option Election Agreement correctly (for example, you do not make a valid selection or you fail to sign the Agreement) although we shall try to resolve the query prior to the expiration date, your Option Election Agreement will be deemed void unless and until you have completed it correctly, signed it and it is received by the local representative prior to the expiration date. If your Option Election Agreement is deemed void your Underwater Options continue to be outstanding in accordance with their original terms and you will not receive Replacement Options.

        Please note that the safe receipt of your Option Election Agreement is not by itself an acceptance of the Underwater Options for exchange. For purposes of the Option Exchange Offer, subject to the conditions of the Option Exchange Offer, we will be deemed to have accepted Underwater Options for exchange that are validly elected to be exchanged pursuant to a signed and properly completed Option Election Agreement received by the local representative prior to the expiration date and that are not properly withdrawn as of the time when we give oral or written notice to the Eligible Employees generally of our acceptance for exchange of such options. This notice may be given by press release, Email or other method of communication. Subject to our rights to extend, terminate and amend the Option Exchange Offer, we currently expect that we will accept promptly after the expiration date of the Option Exchange Offer all properly tendered Underwater Options that are not validly withdrawn. When we accept your tendered Underwater Options for exchange and we cancel those options, you will have no further rights with respect to those Underwater Options or under their corresponding stock option agreements. By tendering your Underwater Options, you agree that the applicable stock option agreements will terminate upon our cancellation of your tendered Underwater Options. As soon as administratively practicable after we accept and cancel tendered Underwater Options, we will send each tendering Eligible Employee a notice indicating the number of Ordinary shares subject to the Underwater Options that we have accepted and cancelled, the number of shares that will be subject to the Replacement Options and the grant date of Replacement Options. We may issue this notice by email, via mail to a location which we believe to be your residential address or other method of communication.

        It may be that you exercise some of the Underwater Options for a particular grant following the date of this Option Exchange Offer (but prior to the expiration date) and you then tender to exchange the remaining Underwater Options. If this were to occur, the number of Underwater Options shown in your Option Election Agreement will be incorrect. In this event, by completing and returning the Option Election Agreement you agree that you are tendering to exchange all outstanding Underwater Options for the respective grant(s) and you agree that the applicable exchange ratio will be applied to the outstanding Underwater Options to determine the number of Replacement Options you will receive.

        The delivery of all documents, including the Option Election Agreement, is entirely at your risk. It is your responsibility to ensure that your Option Election Agreement(s) has been completed properly and is received by us prior to the expiration date. You should allow ample time for documents sent by mail to be received by your local representative. You should be sure to keep any confirmations or receipts that you obtain when you send in your Option Election Agreement, such as a fax confirmation sheet. Your Option Election Agreement is not valid unless you have completed the agreement in legible characters, made a valid selection, signed your signature where requested to do so and the Option Election Agreement is received by your local representative by 5:00 p.m. US Eastern Time on September 15, 2003 (or any extended expiration date selected by us).

        We will determine, in our absolute discretion, all questions as to the form of documents and the validity, eligibility, including time of receipt, and acceptance of any Underwater Options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Option Election Agreement or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered Underwater Options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Option Exchange Offer or any defect or irregularity in any tender of any particular Underwater Options or for any particular Eligible Employee, provided that if we grant any such waiver, it will be granted with respect to all Eligible Employee and tendered Underwater Options. No tender of Underwater Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Employee or waived by us. Neither we nor any other person is obligated to give you notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give such notice. This is a one-time offer, and we will strictly enforce the election period which expires on the expiration date, subject only to an extension that we may grant in our sole discretion.

Our Acceptance Constitutes an Agreement

        Your election to exchange Underwater Options through the procedures described above constitutes your acceptance of the terms and conditions of the Option Exchange Offer and will be controlling, absolute and final, subject to the withdrawal rights under Section 6 below and our acceptance of your tendered Underwater Options in accordance with the procedures described in "Acceptance of Option Election Agreements" above. Our acceptance of your Underwater Options elected to be exchanged by you pursuant to this Option Exchange Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Option Exchange Offer.

6.     Withdrawal Rights

        You may withdraw any Underwater Options that you previously elected to exchange and change your election to participate only in accordance with the provisions of this section 6. You may withdraw your Underwater Options that you previously elected to exchange at any time before the expiration date of 5:00 p.m. US Eastern Time on September 15, 2003, unless extended. If we extend the Option Exchange Offer beyond that time, you may withdraw your options at any time until the extended expiration of the Option Exchange Offer.

        To validly withdraw some or all of the grants of Underwater Options that you previously elected to exchange, you must follow the procedures as explained in this Section 6, while you still have the right to withdraw the options prior to the expiration date. The provisions listed in Section 5 above in respect of your obligation to tender correct completed documents etc. and our determination on all questions as to the form of documents and their validity etc. also apply to this Section 6.

        To withdraw some or all of the grants of Underwater Options that you previously elected to exchange, you must complete, sign and return a Withdrawal Form, a copy of which is provided in this communication. You must withdraw your option election on a grant-by-grant basis and you may only withdraw all outstanding Underwater Options covered by the particular grant. It is not possible for you to make a partial withdrawal of outstanding Underwater Options covered by a particular grant.

        In order for any withdrawal to be effective, the Withdrawal Form, properly completed and signed, must be received by your local representative before the expiration date of 5:00 p.m. US Eastern Time on September 15, 2003, unless extended. If you are sending the Withdrawal Form by mail, please allow ample time for your Withdrawal Form to be received by your local representative before the expiration date of this Option Exchange Offer. If we extend the Option Exchange Offer beyond that time, you may withdraw your Underwater Options at any time until the extended expiration of the Option Exchange Offer. Your local representative will acknowledge to you the safe receipt of a duly completed and signed Withdrawal Form.

        If you purport to withdraw and do not properly complete, sign and return the Withdrawal Form so that it is received by your local representative prior to the expiration date, the purported withdrawal will be void and your original election choice as stated in your Option Election Agreement will stand.

        If, after having returned a properly completed Withdrawal Form to your local representative, you change your mind about cancelling the exchange of your Underwater Options, you may not simply rescind the withdrawal. You may properly re-elect to exchange those Underwater Options by returning a new Option Election Agreement, which is properly completed, signed and received by your local representative before the expiration date. This new Option Election Agreement must be received by your local representative before the expiration date using the appropriate procedure described in Section 5 above and dated after your original Option Election Agreement and after the date of your withdrawal. It must be properly completed and list all of the Underwater Options you wish to tender for exchange.

        The delivery of all documents, including Withdrawal Forms and new Option Election Agreements, is entirely at your risk. It is your responsibility to ensure that we receive your withdrawal or any other documents you have submitted prior to the expiration date. You should be sure to keep any confirmations or receipts that you obtain when you send in your Withdrawal Form or new Option Election Agreement, such as a fax confirmation sheet.

        We will determine, in our absolute discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Forms and new Option Election Agreements. Our determination of these matters will be final and binding on all parties. Neither we nor any other person is obligated to give you notice of any defects or irregularities in withdrawals or re-elections to exchange previously withdrawn Underwater Options, nor will anyone incur any liability for failure to give such notice.

7.     Acceptance of Underwater Options for Exchange and Issuance of Replacement Options

Acceptance of Tendered Underwater Options

        In accordance with the terms and conditions of this Option Exchange Offer, we will accept for exchange and cancel eligible Underwater Options properly elected for exchange and not validly withdrawn before the expiration date immediately prior to the grant of Replacement Options, which we expect to be on or about September 18, 2003. The time between the expiration date and the date of grant for Replacement Options allows us to collate, process and verify returned Option Election Agreements. For purposes of the Option Exchange Offer, we will be deemed to have accepted Underwater Options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the Eligible Employees generally of our acceptance for exchange of such options. This notice may be given by press release, Email or other method of communication. Subject to our rights to extend, terminate and amend the Option Exchange Offer, we currently expect that we will accept promptly after the expiration date of the Option Exchange Offer all properly tendered Underwater Options that are not validly withdrawn. When we accept your tendered Underwater Options for exchange and we cancel those options, you will have no further rights with respect to those Underwater Options or under their corresponding stock option agreements. By tendering your Underwater Options, you agree that the applicable stock option agreements will terminate upon our cancellation of your tendered Underwater Options. As soon as administratively practicable after we accept and cancel tendered Underwater Options, we will send each tendering Eligible Employee a notice indicating the number of Ordinary shares subject to the Underwater Options that we have accepted and cancelled, the number of shares that will be subject to the Replacement Options and the expected grant date of Replacement Options.

        The grant date of Replacement Options is expected to be on or about September 18, 2003. No payment will be required for the grant of a Replacement Option.

        Subject to the terms of this Option Exchange Offer, upon our acceptance of your properly tendered Underwater Options, at the grant date of Replacement Options you will be entitled to receive Replacement Options to purchase the respective number of Ordinary shares for every share covered by the Option Election Agreement submitted by you for exchange, as determined in accordance with the exchange ratios described in Section 2 above. Fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis. All Replacement Options will be non-qualified stock options for US tax purposes.

        Underwater Options that you choose not to elect to exchange or that we do not accept for exchange will remain outstanding until they expire by their terms and retain their original exercise price, terms and original vesting schedule.

        Any Ordinary shares acquired through the exercise of Replacement Options will be subject to our Memorandum and Articles of Association, as amended from time to time, and will rank equally with other Ordinary shares in issue.

Consequences of a Change of Control of Spirent

        Although we are not anticipating a change of control of Spirent, if there were to be a change of control of Spirent before Replacement Options are granted, the Option Exchange Offer will terminate. This means that completed Option Election Agreements will be voided and you will not receive any Replacement Options, nor any compensation in lieu of Replacement Options. Your Underwater Options will remain outstanding in accordance with the original terms of grant and the treatment of your Underwater Options in connection with the change of control will be governed by the terms of the SSOP.

8.     Conditions of the Option Exchange Offer

        Notwithstanding any other provision of the Option Exchange Offer, we will not be required to accept any Underwater Options tendered for exchange, and we may terminate the Option Exchange Offer, or postpone our acceptance and cancellation of any Underwater Options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this Option Exchange Offer begins, and before the grant date of Replacement Options, any of the following events has occurred, or has been determined by us to have occurred:

  •
  there shall have been threatened or instituted or be pending any action, proceeding or litigation before any court, government, governmental authority or other regulatory or administrative authority seeking to enjoin, make illegal or delay completion of the Option Exchange Offer or otherwise relating in any manner, to the Option Exchange Offer or that, in our reasonable judgment, could materially and adversely affect the business, conditions (financial or other), income, operations or prospects of Spirent or our subsidiaries or affiliates, or otherwise materially impair in any way the contemplated future conduct of our business of the business of any of our subsidiaries or affiliates or materially impair the contemplated benefits of the Option Exchange Offer to us;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the Option Exchange Offer, any of which might restrain, prohibit or delay completion of the Option Exchange Offer or impair the contemplated benefits of the Option Exchange Offer to us;

  •
  there shall have occurred:

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  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United Kingdom or the United States;

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in either the United Kingdom or the United States;

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  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions;

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  in our reasonable judgment, any extraordinary or material adverse change in United Kingdom or United States financial markets generally;

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  the commencement of a war or other national or international calamity directly or indirectly involving the United Kingdom or United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Option Exchange Offer; or

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  if any of the situations described above existed at the time of commencement of the Option Exchange Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the Option Exchange Offer;

  •
  as the term "group" is used in Section 13(d)(3) of the Exchange Act (in respect of the US) or under the Companies Act 1985 (in respect of the UK):

  •
  any person, entity or group acquires or proposes to acquire more than 5% of our Ordinary shares, other than a person, entity or group which had publicly disclosed such ownership with, the London Stock Exchange or the SEC prior to the date of commencement of the Option Exchange Offer;

    •
    any person, entity or group which holds more than 5% of our outstanding shares of common stock prior to the date of commencement of the Option Exchange Program acquires or proposes to acquire additional Ordinary shares constituting 2% or more of our outstanding Ordinary shares;

    •
    any new group shall have been formed that beneficially owns more than 5% of our outstanding Ordinary shares that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Option Exchange Offer or with such acceptance for exchange of Underwater Options;

  •
  there shall have occurred any change, development, clarification or position taken in Generally Accepted Accounting Principles for the United Kingdom (UK GAAP) that could or would require us to record for financial reporting purposes a compensation expense against our Consolidated Profit and Loss Account in connection with the Option Exchange Offer;

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  a tender or exchange offer, other than this Option Exchange Offer by us, for some or all of our Ordinary shares, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

  •
  any event or events occur that have resulted or are reasonably likely to result, in our reasonable judgment, in a material change in our business or financial condition; or

  •
  any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Option Exchange Offer to us (see Section 4 above for a description of the contemplated benefits of the Option Exchange Offer to us).

        If any of the above events occur, we may:

  •
  terminate the Option Exchange Offer and promptly return all tendered Underwater Options to tendering Eligible Employees;

  •
  complete and/or extend the Option Exchange Offer and, subject to your withdrawal rights, retain all tendered Underwater Options until the extended Option Exchange Offer expires;

  •
  amend the terms of the Option Exchange Offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the Option Exchange Offer is open, complete the Option Exchange Offer.

        In addition, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this Option Exchange Offer begins, and before the grant date of the Replacement Options there is a change of control of Spirent, the Option Exchange Offer will terminate. Completed Option Election Agreements will be voided and you will not receive any Replacement Options, nor any compensation in lieu of Replacement Options. Your Underwater Options will remain outstanding in accordance with the original terms of grant and treatment of your Underwater Options in connection with a change in control will be governed by the terms of the SSOP.

        The conditions to the Option Exchange Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date or the grant date of Replacement Options. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the Option Exchange Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 8 will be final and binding upon all persons.

9.     Price Range of Shares Underlying the Underwater Options

        Our Ordinary shares are listed on the UK Listing Authority's Official List and traded on the London Stock Exchange. This is our primary listing. Until May 15, 2000, our shares traded on the London Stock Exchange under the ticker symbol BWTH and, since May 15, 2000, they have traded under the ticker symbol SPT. Our American depositary shares, or ADSs, are listed on the New York Stock Exchange under the symbol SPM. Each ADS represents four Ordinary shares. ADSs are evidenced by American depositary receipts, or ADRs. Our Ordinary shares have a nominal value of 3 1/3rd pence each.

        In order to list our ADSs on the New York Stock Exchange, we filed a registration statement on Form 20-F in June 2001 and became subject to the periodic reporting requirements of the Exchange Act. The following table shows, for the periods indicated, the high and low closing price of a Spirent share as reported in the Daily Official List of the UK Listing Authority, as adjusted for the 3:1 share split which took effect in May 2000 and the bonus element of the 5:24 rights issue completed in December 2000 and the high and low closing price of our ADSs on the New York Stock Exchange since we listed on July 10, 2001.

	Spirent Shares			Spirent ADSs
	High	Low	Average daily trading volume	High	Low	Average daily trading volume
	(£)		No. of shares ('000)	($)		No. of ADSs ('000)
Most recent six months
July 2003	37.5	23.75	12,228	2.33	1.70	17.1
June 2003	0.38	0.24	15,197	2.68	1.65	46
May 2003	0.29	0.22	7,077	1.85	1.37	13
April 2003	0.21	0.15	3,942	1.35	1.00	8
March 2003	0.19	0.12	8,683	1.17	0.82	7
February 2003	0.23	0.10	17,291	1.43	1.43	21
Two most recent full financial years and subsequent period
2003
Second quarter	0.38	0.15	8,185	2.68	1.00	25
First quarter	0.23	0.10	11,744	1.44	0.75	14
2002
Fourth quarter	0.37	0.06	17,961	2.25	0.60	24
Third quarter	0.87	0.36	6,354	5.55	2.35	10
Second quarter	1.34	0.83	6,257	7.99	5.15	3
First quarter	1.92	1.26	5,557	11.00	7.30	1
2001
Fourth quarter	1.99	0.72	9,572	11.25	4.50	5
Third quarter	2.29	0.83	7,182	11.50	5.15	5
Second quarter	4.39	1.70	7,602	N/A	N/A	N/A
First quarter	6.10	3.49	6,051	N/A	N/A	N/A

        As of August 11, 2003, the closing price of our Ordinary shares was £0.38 per share and the closing price of our ADSs was $2.40 per ADS.

We recommend that you evaluate current market quotes for our Ordinary shares and ADSs, respectively, among other factors, before deciding whether or not to accept the Option Exchange Offer.

10.   Source and Amount of Consideration; Terms of Replacement Options; General Provisions of the SSOP

Consideration

        We will issue Replacement Options to purchase our Ordinary shares under the SSOP in exchange for Underwater Options properly tendered by you and accepted for exchange and cancelled by us in accordance with the terms and conditions of the Option Exchange Offer.

        No payment will be required either for the tender of Underwater Options or for the grant of Replacement Options.

        Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that may occur after cancellation of the tendered Underwater Options but before the grant date of Replacement Options, and subject to the other terms and conditions of the Option Exchange Offer, if all Eligible Employees were to participate in the OEP, upon our acceptance of your properly tendered Underwater Options, approximately 49.8 million Underwater Options (about 5.3% of our issued share capital) would be cancelled and approximately 9.9 million Replacement Options (about 1% of our issued share capital) would be granted, as summarized in the following table (fractional shares will be rounded down to the nearest whole share on a grant-by-grant basis):

		Replacement Options
			Maximum number of Replacement Options to be granted (if all Underwater Options are exchanged) (millions)
Underwater Options outstanding above £1.40
Exercise price per share range	Number of Underwater Options outstanding (millions)	Exchange ratio inclusive of reduction on replacement
£1.40–£1.99	21.9	3.25:1	6.7
£2.00–£3.24	8.9	6.00:1	1.5
£3.25–£5.49	7.8	10.00:1	0.8
£5.50 and above	11.2	12.00:1	0.9

Total	49.8		9.9

Terms of Replacement Options

        The Replacement Options will be granted under our Spirent Stock Option Plan, as amended. The Option Election Agreement between you and us will include further details of the terms of the Replacement Options. The Replacement Options will be granted pursuant to a new stock option agreement to be entered into by you and us. We reserve the right to vary the terms and conditions of the Replacement Options so that they may be different from the Underwater Options that you tendered for exchange.

        All Replacement Options will be non-qualified stock options for US tax purposes. If you are a resident of a non-US country, please see the applicable country-specific Schedule for additional terms that may apply to you. In addition, you should note that if our share price increases significantly between the expiration date and the grant date of Replacement Options, your Replacement Options may have an exercise price that is higher than the exercise price of your Underwater Options. If this happened, you would receive Replacement Options for a reduced number of Ordinary shares at a higher exercise price.

SSOP

        On July 9, 2003, our shareholders approved the continued operation of the SSOP so that, unless terminated earlier by our Directors or shareholders, it will terminate at the conclusion of the Annual

General Meeting of the Company to be held in 2004, or, if earlier, on 20 August 2004. On July 9, 2003, our shareholders also approved the OEP. The SSOP and the OEP are administered by our Remuneration Committee or any other duly constituted Committee (the Committee). The Committee has the power and discretion to determine the terms and conditions of any options granted under the SSOP, including the exercise price, the number of shares subject to the option and the exercisability of the options. The maximum number of shares available for issuance through the exercise of options granted under our SSOP is 90,625,000 shares.

General Provisions of the SSOP

        The following descriptions summarize the material terms of the rules of our SSOP. Our statements in this Option Exchange Offer concerning the SSOP and the Replacement Options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to all provisions of the SSOP. Information regarding the SSOP may be found in the S-8 Registration Statements and related Prospectuses prepared in connection with the SSOP. Also, a copy of the rules of our SSOP is attached as Schedule N to this Option Exchange Offer and Exhibit (d)(i) to our Schedule TO filing made with the SEC. These materials can also be accessed through the InsideSpirent intranet site at http://10.1.1.74/. A paper copy of the rules of our SSOP can be obtained from Rena Murphy at the following address:

Rena Murphy
Share Scheme Administrator
Spirent Communications
26750 Agoura Road
Calabasas
CA 91302

        Upon receipt of such request, we will promptly furnish you with a paper copy of the rules of the SSOP at our expense.

Expiry Term of Options

        Replacement Options granted pursuant to this Option Exchange Offer will be subject to a new seven-year term length. This is the same term length as any Underwater Options that you cancel. Accordingly, any Replacement Options not exercised under the SSOP will lapse on the seventh anniversary following their grant (which anniversary is expected to be on or about September 18, 2010).

Termination of Employment Before the Grant Date of Replacement Options

        If, for any reason, you are not an employee of Spirent, one of our subsidiaries or a successor entity from the date on which you elect to exchange your Underwater Options to the grant date of Replacement Options, you will not receive any Replacement Options or any other compensation in lieu of not receiving Replacement Options. Any completed Option Election Agreement will be voided and your Underwater Options will remain outstanding until they are exercised or expire in accordance with their original terms. By way of example, this means that if you terminate your employment with us, with or without good reason, or die, or we terminate your employment with or without cause, before the grant date of Replacement Options, you will not receive Replacement Options or any compensation in lieu of not receiving Replacement Options.

Termination of Employment After the Grant Date of Replacement Options

        In the event that you or we terminate your employment after your Replacement Options are granted, your unvested Replacement Options will be forfeited on your date of termination.

        If you voluntarily terminate your employment or we terminate your employment without cause, you may exercise the vested portion of your Replacement Options for a period of 60 days after the termination date or, if earlier, until the term of the Replacement Options expires.

        If your employment terminates due to your death or disability, you (or your personal representative) may exercise the vested portion of your Replacement Options for a period of 1 year after the termination date or, if earlier, until the term of the Replacement Options expires.

        If your employment is terminated by us for cause, all of your Replacement Options (both vested and unvested) will terminate as of the termination date.

Exercise Price

        The Committee is responsible for determining the exercise price of SSOP options. The exercise price of an option under the SSOP will not be less than the higher of the market value of a Spirent Ordinary share at the time of grant, as derived from the Official List of the London Stock Exchange (or, in the case of ADRs, the New York Stock Exchange) or (where shares are to be subscribed) their nominal value (which is 3 1/3rd pence per share). The exercise price of Replacement Options will be the market value of a Spirent share at the time of grant plus 20% of that value. The exercise price of Underwater Options was the market value of a Spirent share on the grant date. Because the exercise price of the Replacement Options is determined by reference to the market value of the Ordinary shares subject to the Replacement Options on the grant date, we cannot predict the exercise price of the Replacement Options. Accordingly, the Replacement Options may have a higher exercise price than some or all of your Underwater Options.

Vesting and Exercise

Vesting

        Each stock option agreement specifies the term of the option and the date on which the option becomes vested and exercisable. Replacement Options will be subject to a new vesting and exercise schedule from the grant date of the Replacement Option. Each Replacement Option will be exercisable at such times as the Committee decides and will normally become exercisable over a period of four years from the respective grant date, provided the employee is in employment. Generally, the Replacement Options will become 25% exercisable on the first anniversary of the grant date and thereafter in equal proportions on a monthly basis over the remaining three years. Underwater Options were normally granted with an identical vesting and exercise schedule.

        As is the case with all SSOP options granted to employees of the Communications group, no performance condition will attach to the exercise of the Replacement Options.

Payment of Exercise Price

        You may exercise your Replacement Options in whole or in part by contacting your local representative. Permissible methods of payment of the exercise price (which includes any applicable taxes which are payable plus brokerage-related fees) are: cash or, to the extent permitted by law, Ordinary shares having a fair market value (determined under the SSOP) equal to the exercise price, or a combination of cash and Ordinary shares equal to the exercise price.

Amendment of SSOP

        The Committee may, from time to time, amend the SSOP. However, no amendment adopted after the grant date of your Replacement Options may adversely affect these options without your consent.

Adjustments Upon Certain Events

        The SSOP currently provides that in the event of a stock dividend, stock split, combination or exchange of Ordinary shares, recapitalization or other change in the capital structure of Spirent, or in the event of a corporate event such as a split up or division, merger, consolidation, liquidation, reorganization or other similar event involving Spirent, appropriate adjustments may be made by the Committee to the number or kind of shares, the exercise price and other terms of the Replacement Options. Any such adjustment shall be made only to the extent deemed necessary by the Committee in its sole discretion to equitably adjust the Replacement Options in light of such event. (See also Section 7)

Transferability of Options

        The Replacement Options are not transferable, whether by operation of law or otherwise (including under a domestic relations order), other than by will or the laws of descent and distribution, and shall be exercisable, during your lifetime, only by you. All your rights under the Replacement Options shall terminate immediately if you: (a) sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights of the options to any other person or attempt to do any of the foregoing; or (b) become insolvent or bankrupt or become involved in any manner so that the option or any rights become subject to being taken from you to satisfy your debts or liabilities. The terms of the rules of the SSOP and any Option Election Agreement or Stock Option Agreement shall be binding upon the your executors, administrators, heirs, and successors.

Registration of Option Shares

        All Ordinary shares issuable upon exercise of all Replacement Options to be granted pursuant to this Option Exchange Offer are registered under the US Securities Act of 1933, as amended.

US Federal Income Tax Consequences

        You should refer to Section 15 of this Option Exchange Offer and the country-specific Schedule for a discussion of the US federal income tax consequences of participating in this Option Exchange Offer. If you are a resident of or are otherwise subject to the tax laws of the United States, but are also subject to the tax laws of another country, you should be aware that there may be other tax and social insurance consequences, which may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating in this Option Exchange Program before you decide whether you wish to participate.

Income Tax Consequences for Individuals Subject to Tax Outside the United States

        If you are a non-US resident or are otherwise subject to the tax laws in a non-US jurisdiction, you should refer to the applicable country-specific Schedule(s) to this Option Exchange Offer for a discussion of the income tax and social insurance consequences of participating. These Schedules also discuss any unique issues regarding grant, vesting and exercise. If you are subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences, which may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction before you decide whether you wish to participate.

11.   Information Concerning Spirent

        Our principal executive offices are located at Spirent House, Crawley Business Quarter, Fleming Way, Crawley, West Sussex, RH10 9QL United Kingdom, and our telephone number is +44 (0)1293 767 676. The first of our companies was established in 1936. The Company was incorporated on

July 16, 1949 as Bowthorpe Holdings Limited. In 1955 Bowthorpe Holdings Limited was listed on the London Stock Exchange. The Company re-registered on July 15, 1981 as Bowthorpe Holdings plc and was re-named Spirent plc in May 2000. The website address is www.spirent.com. Information contained on the website and subsidiaries' websites is not intended to be, and should not be regarded as being, part of this Option Exchange Offer.

        Spirent plc is an international network technology company providing state-of-the-art systems and solutions for a broad range of customers worldwide. Our operations are organised into three operating groups: Communications, Network Products and Systems. Our Communications group is a worldwide provider of integrated performance analysis and service assurance systems for next-generation network technologies. Spirent's solutions enable customers to develop and deploy network equipment and services more economically and efficiently by emulating real-world conditions and assuring end-to-end performance of large-scale networks. Our Network Products group provides innovative solutions for fastening, identifying, insulating, organising, routing and connectivity that add value to electrical and communication networks in a wide range of applications. Our Systems group offers integrated product solutions for the power controls and aerospace markets.

        The financial information included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 has been filed with the SEC and is incorporated herein by reference. Please see Section 18 for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

        At December 31, 2002 we had a book value per share of 14.81 pence under UK GAAP and 6.77 pence under US GAAP.

        In the fiscal years ended December 31, 2001 and 2002, our ratio of earnings to fixed charges was less than one-to-one due to our loss from operations in those periods. Earnings were insufficient to cover fixed charges in those periods by £763.1 million and £1,060.3 million, respectively under UK GAAP and by £798.5 million and £782.8 million, respectively under US GAAP.

        For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is a reasonable approximation of the interest factor.

        On August 6, 2003, we furnished to the SEC on form 6-K our unaudited financial statements for the six months ended June 30, 2003.

        Questions regarding this Option Exchange Offer should be directed to your local representative.

12.   Interests of Directors and Senior Management; Transactions and Arrangements Concerning the Options

        A list of our directors and senior management is attached to this Option Exchange Offer as Schedule A. Our directors may not participate in the Option Exchange Offer, however our senior managers who are not directors may participate. As of August 11, 2003, our directors and senior managers (14 persons) as a group beneficially owned options outstanding under our SSOP to purchase a total of 6,110,391 of our Ordinary shares which represents approximately 7.8% of the Ordinary shares, subject to all options outstanding under the SSOP.

        The following table sets forth the beneficial ownership by each of our directors and for our senior management (as a group) of shares held, options outstanding under our SSOP and options outstanding under stock option plans other than the SSOP as of August 11, 2003. Information relating to ownership of our Ordinary shares, share options or performance units by employees other than executive directors is not required to be, and has not been, disclosed by us in the United Kingdom. As of August 11, 2003, there were options to acquire 74,246,122 Ordinary shares outstanding under our SSOP.

	Ordinary Shares held(1)	Percentage held of our issued share capital	Options to acquire Ordinary shares under our SSOP	Options and rights to acquire Ordinary shares, other than under our SSOP(2)	Performance units granted under the Long Term Share Purchase Plan(3)
Executive Directors
N Brookes	2,973,398	0.3152%	—	3,602,135	123,000
M Chung(4)	70,997	0.0075%	2,536,921	637,428	50,000
E Hutchinson	738,381	0.0783%	—	2,129,726	62,000
Non-Executive Directors
M Beresford	65,225	0.0069%	—	—	—
P Cheng	7,250	0.0008%	—	—	—
G Ennerfelt(5)	131,000,000	13.8891%	—	—	—
R Moley	1,010,000	0.1071%	—	—	—
J Weston	1,600,000	0.1696%	—	—	—
J Wyness	346,037	0.0367%	—	—	—
Senior management as a group(4)	4,621,314	0.4983%	6,110,391	15,220,831	235,000
All directors and senior management as a group(4)	138,649,826	14.7085%	6,110,391	15,220,831	235,000

Notes:

(1)
The above table includes non-beneficial interests held by Mr. Brookes and Mr. Hutchinson of 26,315 and 12,171 Ordinary shares, respectively, which relate to a deferred cash bonus award earned during 2000 pursuant to the rules of the annual incentive bonus scheme. The bonuses were used to purchase Ordinary shares in the market on February 28, 2001 and are being held in an employee share ownership trust for a period of three years from that date. In normal circumstances, the directors do not obtain a beneficial interest in the shares until the expiry of that period at which time, subject to still being in our employment, the beneficial share interests will be released to them. Mr Chung also has a non-beneficial interest of 39,620 Ordinary shares which exists in a similar manner to that described for Mr. Brookes and Mr. Hutchinson, except that Mr. Chung's interest arises from a deferred cash bonus of $175,000 made on a discretionary basis on May 9, 2001, in recognition of his promotion to the Board on that date.

(2)
This includes options and rights held under our Executive Share Option Scheme, Netcom Amended and Restated Stock Option Plan, Savings Related Share Option Scheme, Stock Appreciation Rights Plan, and Employee Stock Purchase Plan.

(3)
One performance unit equals one Ordinary share.

(4)
The total number of options and purchase rights to acquire Ordinary shares shown against Mr. Chung and against Senior Management include a provisional interest in 17,653 purchase rights granted at a provisional exercise price of 14.25 pence per Ordinary share under the terms of the Company's Employee Stock Purchase Plan. The final exercise price and number of purchase rights exercisable under this plan cannot be determined until the maturity of the offering period. The number of purchase rights and exercise price as stated are based on the market price of an Ordinary share at the grant date less an applicable 15% discount, in accordance with the rules of the plan.

(5)
Mr. Ennerfelt, who joined the Board on December 19, 2000 following completion of the acquisition of Hekimian Laboratories Inc., is also President and Chief Executive Officer of Axel Johnson AB. He holds the above-referenced beneficial interest of 131 million Ordinary shares indirectly through his connected shareholding of Lexa BV (an Axel Johnson Group company), which was the registered holder of 108,398,257 Ordinary shares issued, credited as fully paid, as part of the consideration for the acquisition of Hekimian. Since that time Lexa BV has acquired additional Ordinary shares in Spirent plc.

        Our directors and senior management were involved with the following transactions in respect of our Ordinary shares during the past 60 days prior to the date of this Option Exchange Offer:

  •
  On June 9, 2003, a member of our senior management sold 130,000 Ordinary shares in an open market transaction at a price of 37.25 pence per share.

        Except as described above, neither we, nor, to the best of our knowledge, any of our directors or senior management are engaged in other transactions involving options or rights to acquire our Ordinary shares or in transactions involving our Ordinary shares.

13.   Status of Options Acquired by Us in the Option Exchange Offer; Accounting Consequences of the Option Exchange Offer

        Underwater Options that we acquire through the Option Exchange Offer will be cancelled and will be returned to the pool of options available under the SSOP. The Replacement Options will be granted from the SSOP. To the extent that the Ordinary shares underlying the cancelled Underwater Options are not used in connection with this Option Exchange Offer to grant the Replacement Options, they will be available for future grants to eligible employees of Spirent and our subsidiaries.

        We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United Kingdom, (UK GAAP), which differ in certain respects from those generally accepted in the United States, (US GAAP). A description of the significant differences between UK GAAP and US GAAP applicable to us and a reconciliation to US GAAP net income, was provided in the Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the SEC on June 17, 2003, which are hereby incorporated by reference.

        Under UK GAAP, we believe that we will not incur any compensation expense in our consolidated profit and loss account as a result of the transactions contemplated by the Option Exchange Offer. Under US GAAP, however, if we cancel the Underwater Options and then, on or about the same date, grant the Replacement Options in exchange, we would be required for US GAAP financial reporting purposes to treat the Replacement Options as variable awards under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". This means that we would be required to record the non-cash accounting impact of increases in our stock price as a compensation expense for the Replacement Options issued under this Option Exchange Offer. We would have to continue this variable accounting for these Replacement Options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record.

14.   Legal Matters; Regulatory Approvals; Agreements Involving our Ordinary shares

        The operation of the OEP required the consent of our shareholders. Such consent was given at an Extraordinary General Meeting held on July 9, 2003, where our shareholders approved the renewal of the SSOP for a further year.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Underwater Options and issuance of Replacement Options as contemplated by the Option Exchange Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required at this time for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the Option Exchange Offer to accept tendered Underwater Options for exchange and to issue Replacement Options is subject to the conditions described in Section 8 of this Option Exchange Offer.

        The Company has applied to the Quebec Securities Commission seeking exemptive relief from certain informational and filing requirements in respect of this Option Exchange Offer. As at the date of this Option Exchange Offer, the exemptive relief sought from the Quebec Securities Commission has not been granted, although it is expected that such relief, if granted, would be received prior to the expiration date. If such relief has not been granted by the expiration date, we may, in our sole discretion, (i) extend the expiration date of the Option Exchange Offer; (ii) amend the Option Exchange Offer to exclude from the definition of Eligible Employee employees residing in Quebec Province and to make alternative arrangements for such employees similar to those made for holders of Underwater Options residing in countries excluded from the Option Exchange Offer (see Section 20); or (iii) otherwise extend and/or amend the Option Exchange Offer. We reserve the right to extend and/or amend the terms of this Option Exchange Offer for this or any reason.

        If we are prohibited by applicable laws or regulations from granting Replacement Options on the grant date, we will not grant any Replacement Options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant. If we are prohibited in this way, your Underwater Options shall remain outstanding in accordance with their original terms of grant and you will not receive any compensation as a result of our inability to exchange your Underwater Options for Replacement Options. The Replacement Option grant date is expected to be on or about September 18, 2003.

        We are not aware of any material legal proceedings relating to the Option Exchange Offer. We are not aware of any agreement, arrangement or understanding (whether or not legally enforceable) between us and any other person with respect to our Ordinary shares.

15.   Material US Federal Income Tax Consequences

        The following is a general summary of the material US federal income tax consequences of the exchange of options pursuant to the Option Exchange Offer. This discussion is general in nature and is based on our interpretation of the Internal Revenue Code and the treasury regulations thereunder, which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees. You should consult your own tax advisor to discuss the consequences of participating in the Option Exchange Program.

        If you are a tax resident of, or are subject to, the tax laws of the United States but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences that may apply to you.

        You are advised to review the country specific disclosures below and seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

        We do not believe that you will be subject to US federal income tax solely as a result of the exchange of your Underwater Options for Replacement Options. We believe it is likely that the exchange will be treated as a non-taxable exchange of non-qualified options. You should also not be subject to US federal income tax when the Replacement Options are granted to you.

        When you exercise your Replacement Options (regardless of whether you hold your shares or sell them immediately), you will be subject to tax on the excess, if any, of the fair market value of the Ordinary shares subject to the Replacement Options on the date of the exercise over the exercise price. This amount will be taxed as compensation income and will be considered wages for tax withholding purposes. Accordingly, we will be required to deduct income and employment tax withholdings when you exercise your Replacement Options. We will also be required to report this income to the government in order to satisfy applicable reporting requirements. Please note that the amounts we withhold may not be sufficient to satisfy the entire tax liability that arises as a result of the exercise of your Replacement Options, and you will be responsible for paying any difference between the actual tax liability and the amount withheld.

        If you acquire Ordinary Shares upon exercise of your Replacement Options, the subsequent sale of these shares will generally give rise to capital gain or loss equal to the excess, if any, of the sale price over the sum of the exercise price and the income you recognized when you exercised the Replacement Options. This capital gain or loss will be treated as long-term or short-term capital gain depending on whether you hold the shares for more than one year following the exercise of the Replacement Option.

        You should be aware that participation in the Option Exchange Program could also have tax consequences under US state and local law. We strongly advise that you consult your tax advisor regarding these matters.

16.   Extension of Option Exchange Offer; Termination; Amendment

        We expressly reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 8 of this Option Exchange Offer has occurred or is deemed by us to have occurred, to extend the period of time during which the Option Exchange Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which the Option Exchange Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of Underwater Options until such extended expiration date. In the case of an extension, we will issue a press release, Email or other communication no later than 9:00 a.m. US Eastern Time on the next business day after the previously scheduled expiration date.

        We also expressly reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the Option Exchange Offer and to postpone our acceptance and cancellation of any options elected to be exchanged for any reason, regardless of whether or not any of the events listed in Section 8 of this Option Exchange Offer has occurred or is deemed by us to have occured, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Underwater Options promptly after termination or withdrawal of a tender offer.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 8 of this Option Exchange Offer has occurred or is deemed by us to have occurred, to amend the Option Exchange Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered to Eligible Employees or by decreasing or increasing the number of Underwater Options being sought in the Option Exchange Offer.

        The minimum period during which the Option Exchange Offer will remain open following material changes in the terms of the Option Exchange Offer or in the information concerning the Option Exchange Offer, other than a change in the number of Underwater Options being sought or the consideration being offered by us, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of Underwater Options being sought in the Option Exchange Offer or the consideration being offered by way of Replacement Options, the Option Exchange Offer will remain open for at least ten (10) business days from the date of notice of such modification. If any other term of the Option Exchange Offer is amended in a manner that we determine constitutes a material change of such term or if we waive a material condition of the Option Exchange Offer, we will promptly disclose the amendments or waiver in a manner reasonably calculated to inform respective holders of such amendment, and we will extend the offering period so that at least five (5) business days, or such longer period as may be required by the tender offer rules, remain after such change.

        For purposes of the Option Exchange Offer, a "business day" means any day other than a Saturday, Sunday, or a US Federal Holiday.

17.   Fees and Expenses

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting Underwater Options to be exchanged through this Option Exchange Offer.

18.   Additional Information

        This Option Exchange Offer is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Option Exchange Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and our annual report on Form 20-F for our fiscal year ended December 31, 2002, filed with the SEC on June 17, 2003, before making a decision on whether to elect to exchange your Underwater Options.

        The annual report on Form 20-F and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Each person to whom a copy of this Option Exchange Offer is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Spirent plc: Company Secretary and General Counsel, Spirent plc, Spirent House, Fleming Way, Crawley, West Sussex United Kingdom RH10 9QL.

        As you read the documents listed above, it is possible that you may find some inconsistencies in information from one document to another. If you find any such inconsistencies, or between a document and this Option Exchange Offer, you should rely on the statements made in the most recent document.

        The information about us contained in this Option Exchange Offer should be read together with the information contained in the documents to which we have referred you, before making your decision as to whether or not to participate in this Option Exchange Offer.

19.   Financial Statements

        Our full audited financial statements for the years 2001 and 2002 are included in our annual report on Form 20-F for our fiscal year ended December 31, 2002, filed with the SEC on June 17, 2003. The annual report is incorporated herein by reference. Additional financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Option Exchange Offer.

20.   Operation of the Option Exchange Program

        The OEP will be operated administered by the Remuneration Committee of our Board of Directors or any other duly constituted Committee (the Committee), which has the discretion to choose not to implement the OEP.

        Except as disclosed as below, we are not aware of any jurisdiction where the making of the Option Exchange Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Option Exchange Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. However, It may be the case that the Committee, in its absolute discretion, concludes that it would not be appropriate or practicable, for taxation, legal or other reasons, to operate the OEP within a particular country or jurisdiction. Where the Committee, in its absolute discretion, concludes it would not be appropriate or practicable to offer Replacement Options within a particular country or jurisdiction, it reserves the right to amend the Option Exchange Offer to exclude Eligible Employees within that country or jurisdiction from participating in the OEP or to grant additional SSOP options in such numbers and on such terms as may be equitable taking into account all relevant circumstances or to take such other steps as it may in its sole discretion, deem appropriate.

        The Company has applied to the Quebec Securities Commission seeking exemptive relief from certain informational and filing requirements in respect of this Option Exchange Offer. As at the date of this Option Exchange Offer, the exemptive relief sought from the Quebec Securities Commission has not been granted, although it is expected that such relief, if granted, would be received prior to the expiration date. If such relief has not been granted by the expiration date, we may, in our sole discretion, (i) extend the expiration date of the Option Exchange Offer; (ii) amend the Option Exchange Offer to exclude from the definition of Eligible Employee employees residing in Quebec Province and to make alternative arrangements for such employees (see Section 16.) similar to those made for holders of Underwater Options residing in countries excluded from the Option Exchange Offer (see below); or (iii) otherwise extend and/or amend the Option Exchange Offer. We reserve the right to extend and/or amend the terms of the Option Exchange Offer for this, or for any other reason.

        The Committee has identified certain counties in which there are a very small number of employees and where, in view of the mandatory regulatory reviews which would need to be undertaken, the Committee has concluded it would not be practicable to offer Replacement Options. These excluded countries are Australia, Belgium, China, and Guatemala, and any other country except the United States, Canada, France, Germany, Hong Kong, the Netherlands, Sweden or the United Kingdom.

21.   Miscellaneous

        We have not authorized any person to make any solicitation or recommendation on our behalf as to whether you should elect to exchange your Underwater Options for Replacement Options through the Option Exchange Offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Option Exchange Offer other than the information and representations contained in this Option Exchange Offer and in the related OEP documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

        Spirent plc
August 15, 2003

SCHEDULE A

INFORMATION CONCERNING OUR DIRECTORS AND SENIOR MANAGEMENT

        Our directors and senior management as of the date of this Option Exchange Offer and their positions are set forth in the following table:

DIRECTORS AND SENIOR MANAGEMENT

Name	Position
Directors
John P. Weston(1)(2)(3)	Chairman of the Board, Non-Executive
Nicholas K. Brookes(3)(4)	Chief Executive
My E. Chung(4)	Executive Director, Group President, Communications
Eric G. Hutchinson(4)	Finance Director
Marcus Beresford(1)(2)(3)	Non-Executive
Paul M. F. Cheng(2)(3)	Non-Executive
Göran Ennerfelt(1)(3)	Non-Executive
Richard M. Moley(2)(3)	Non-Executive
James A. D. Wyness(1)(2)(3)	Non-Executive
Senior Management
Paul R. Eardley	Company Secretary and General Counsel
W. Barry Phelps	President, Performance Analysis—Broadband, Spirent Communications
Stephen J. Salmon	Group President, Network Products
James H. Schleckser	President, Services Assurance—Broadband, Spirent Communications
Geoffrey P. L. Zeidler	President, Europe and Wireless, Spirent Communications

(1)
Member of our Audit Committee

(2)
Member of our Remuneration Committee

(3)
Member of our Nomination Committee

(4)
Also a member of our Senior Management

        Biographical information on each of the above persons were provided in our Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the SEC on June 17, 2003. Such information has not changed since the Annual Report on Form 20-F was filed.

        The address and telephone number of each person named above is: c/o Spirent House, Crawley Business Quarter, Fleming Way, Crawley, West Sussex, RH10 9QL United Kingdom, and our telephone number is +44 (0)1293 767 676.

        None of the directors identified above are eligible to participate in this OEP; however, senior management who are not directors may participate.

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SCHEDULE B

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in Canada

        The following is a summary of the tax consequences of the cancellation of Underwater Options and the grant of Replacement Options for individuals who are, at all relevant times, resident in Canada for tax purposes. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the Option Exchange Program.

        This summary is not intended to constitute, nor should it be relied upon as legal or tax advice. You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Cancellation of Underwater Options

        You will not be subject to tax on the cancellation of the Underwater options.

Grant of Replacement Option

        You will not be subject to tax when the Replacement Option is granted to you.

Exercise of Replacement Option

        Subject to the deferral provisions discussed in the paragraph below, when you exercise your Replacement Options you must include the difference between the fair market value of the shares on the date of exercise and the price you paid to acquire the shares in your income. Only one-half of this "gain" is subject to tax; that is, you can permanently exclude one-half of this "gain" from the taxable amount. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate. Residents of the Province of Quebec should note that the Quebec Budget made public on June 12, 2003 proposes to limit the deduction available for Quebec tax purposes to 37.5% of the value of such gain.

        You can choose to defer taxation of the taxable portion of the gain arising upon exercise until the earliest of: (i) when you sell the shares purchased upon exercise; (ii) when you die; or (iii) when you become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are acquired.

        You may only defer the tax on the spread at exercise on up to C$100,000 worth of options that vest in any one-year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted. The C$100,000 limit is calculated based upon the initial number and value of the shares that were the subject of the original option plan and not the value of the shares at the time of the grant of the new option.

Sale of Shares

        You will be subject to tax when you subsequently sell the shares acquired pursuant to the exercise of the options. The taxable amount will be one-half of the difference between the sale proceeds and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any

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brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

        If you own other shares of Spirent, which you have acquired upon exercise of other options or otherwise, your adjusted cost basis may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you will have to specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a tax deferral election has been filed will also retain their own cost basis. You are strongly advised to consult your tax advisor in any of these situations.

        One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

        Your employer will report the income recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit, if applicable, to the CCRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your Replacement Option.

        It may not be possible to withhold income tax or social insurance contributions on any portion of the taxable benefit from the exchange, grant, exercise of Replacement Option or the sale of shares. You will be responsible for paying any and all taxes due. For each year that you defer taxation, if any, you must file a Form T1212 with the CCRA with your annual tax return.

Securities Regulation Information

        The Company has applied to the Quebec Securities Commission seeking exemptive relief from certain informational and filing requirements in respect of this Option Exchange Offer. As at the date of this Option Exchange Offer, the exemptive relief sought from the Quebec Securities Commission has not been granted, although it is expected that such relief, if granted, would be received prior to the expiration date. If such relief has not been granted by the expiration date, we may, in our sole discretion, (i) extend the expiration date of the Option Exchange Offer; (ii) amend the Option Exchange Offer to exclude from the definition of Eligible Employee employees residing in Quebec Province and to make alternative arrangements for such employees similar to those made for holders of Underwater Options residing in countries excluded from the Option Exchange Offer (see Section 20); or (iii) otherwise extend and/or amend the Option Exchange Offer. We reserve the right to extend and/or amend the terms of the Option Exchange Offer for this, or for any other reason.

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SCHEDULE C

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in France

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of an Underwater Option for a Replacement Option.

Grant of Replacement Option

        You will not be subject to tax when the Replacement Option is granted to you.

Exercise of Replacement Option

        Social security and related contributions due on remuneration will be applicable on the difference between the fair market value of the underlying shares at exercise and the option price (the "Spread") when you exercise your Replacement Option.

        The Spread will appear on your payslip for the month during which you exercise your option.

        This income will be taxed at progressive rates up to 49.58%. You will be responsible for the appropriate filings and payments.

Sale of Shares

        When you sell the shares purchased upon exercise the difference between the sale proceeds and the fair market value of the shares at the time of exercise (i.e., any capital gains) is taxed at the flat rate of 26% (i.e., 16% income tax, plus 10% additional contributions).

        The tax due on the capital gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually (€15,000 for 2003).

        If the sale proceeds are less than the fair market value of the shares on the date of exercise, you will realize a capital loss. This capital loss can be offset against capital gain of the same nature realized during the same year or during the ten following years. This capital loss cannot be offset against other kind of income.

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Exchange Control Information

        You may hold shares purchased under the Replacement Option outside of France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. You must also declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

C-2

SCHEDULE D

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in Germany

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of an Underwater Option for a Replacement Option.

Grant of Replacement Option

        You will not be subject to tax when the Replacement Option is granted to you.

Exercise of Replacement Option

        When you exercise your Replacement Option, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the option price. You will also be subject to social insurance contributions to the extent you have not already exceeded the applicable contribution ceiling.

        Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct €154 per calendar year from the taxable amount because this income results from the purchase of stock in your employer's parent company. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

        You will not be subject to tax when you subsequently sell shares provided you own the shares for at least 12 months, do not own 1% or more of Spirent's stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets (this requirement should be met since you purchased the shares as an employee).

        If you are subject to tax upon sale, you will be subject to tax on one-half of the gain as capital gain (less one-half of the sales related expenses). Furthermore, you will only be subject to tax if your total capital gain exceeds €512 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €512).

D-1

Withholding and Reporting

        Your employer is required to withhold and report income tax and social insurance contributions (to the extent that you have not exceeded the applicable contribution ceiling) when you exercise the Replacement Options. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is your responsibility to report and pay any taxes due as a result of the sale of shares.

Exchange Control Information

        Cross-border payments in excess of €12,500 must be reported monthly. If you use a German bank to carry out the cross-border payment in excess of €12,500 in connection with the purchase or sale of Spirent shares, the bank will make the report. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must report your holding annually in the unlikely event that you hold shares representing 10% or more of the total or voting capital of Spirent.

D-2

SCHEDULE E

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in Hong Kong

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to income tax as a result of the exchange of an Underwater Option for a Replacement Option.

Grant of Replacement Option

        You will not be subject to tax when the Replacement Option is granted to you.

Exercise of Replacement Option

        When you exercise the Replacement Option, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the option price. Mandatory Provident Fund contributions will not be due on this amount.

Sale of Shares

        You will not be subject to tax when you subsequently sell your shares.

Withholding and Reporting

        Your employer is not required to withhold tax when you exercise the Replacement Option or when you subsequently sell the shares. However, an employer is required to notify the Inland Revenue where an employee will be departing from Hong Kong and is required to withhold payments to such an employee subject to his clearing his tax liabilities. Your employer is required to provide the Inland Revenue with details of share options when granted and will report your taxable benefits resulting from the exercise of your option as part of its normal annual return. It is your responsibility to report and pay all applicable taxes.

Securities Information

        This offer to exchange options is not a public offer and is available only to the employees of Spirent Plc or its subsidiaries holding Underwater Options, and the offer may not be assigned or transferred.

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SCHEDULE F

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in the Netherlands

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may he relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        You may be subject to tax as a result of the exchange of Underwater Options for the grant of Replacement Options if your Underwater Options were taxed at the time they became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs within three years from the date of acceptance of the Underwater Options.

        If your Underwater Options were taxed at the time they became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs after three years from the date of acceptance of the Underwater Options, you will not be subject to tax as a result of the exchange.

        Also, you may be subject to tax as a result of the exchange of Underwater Options for the grant of Replacement Options if the exchange is deemed a fictitious exercise and if you deferred taxation on your Underwater Options to the time of exercise by properly making an election to defer taxation.

Grant of Replacement Option

        You will not be subject to tax when the Replacement Option is granted to you.

No Election to Defer Tax on Replacement Option

        If you do not elect to defer income tax until the exercise of your Replacement Option, you will be subject to income tax at the time that your Replacement Option becomes unconditionally exercisable (generally at vesting). At this time, you will be subject to income tax on both the intrinsic value and the expectation value of the option, minus the value of the Underwater Options (if any) at the time of exchange. The intrinsic value will be calculated as the difference between the fair market value of the shares at vesting and the option price. The expectation value is calculated based on a statutory formula which calculates the expected price development of the stock during the period the option may be exercised after it vests. You will also be subject to social insurance contributions on the intrinsic value and the expectation value if you have not already exceeded your applicable wage ceiling.

        In addition to paying income tax at the time the Replacement Option becomes unconditional, you will be subject to income tax on exercise or disposal of the Replacement Option if the option is exercised or disposed of within three years of the time you accept your new grant. The amount subject to income tax will be the difference between the fair market value on the date of exercise/disposal and the option price less the amount that was subject to tax at the time of vesting. You will also be subject

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to social insurance contributions on this amount if you have not already exceeded your applicable wage ceiling. If the gain at exercise/disposal is less than the amount that was subject to tax at the time of vesting, you will not be entitled to a tax credit or deduction for this difference.

        No credit will be given for any tax previously paid with respect to the Underwater Options.

Election to Defer Tax on Replacement Option

        If you elect to defer income tax until exercise for your Replacement Option, you will be subject to income tax on the difference between the fair market value on the date of exercise and the option price, minus the value of the Underwater Options (if any) at the time of exchange. In addition, this gain is subject to social insurance contributions if you have not already exceeded your applicable wage ceiling. (Please note that your liability for employees' insurance contributions will not be deferred until the time of exercise; instead, these contributions will be due upon vesting on the taxable amount at that time, i.e., the intrinsic value plus the expectation value. Your liability for national insurance contributions will be deferred until exercise.)

        No credit will be given for any taxes previously paid with respect to the Underwater Options.

Sale of Shares

        If you acquire shares upon exercise, you will not be subject to tax when you sell the shares provided that you hold less than a 5% interest in Spirent as a private investment at the time of the sale.

Withholding and Reporting

        Your employer is required to withhold and report income tax and social insurance contributions (unless the applicable wage ceiling has been met) due at the time of vesting and/or exercise, as applicable. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is your responsibility to pay any investment tax or any tax due upon the sale of the shares.

Investment Tax

        You are subject to an investment yield tax of 1.2% (so called Box III income) based on the average of the value of all assets (including shares of Spirent Plc) that you own at the end of the year. An exemption is available on the first €18,800 (2003) of the average value of the assets held over the calendar year involved. If you do not elect to defer income tax until the exercise of your Replacement Option, your Replacement Option will be included in the average value of all assets three years after the date of acceptance, provided that the options are unconditional. If you elect to defer income tax until exercise for your Replacement Option, your Replacement Option will not be included in the average value of all assets.

Exchange Control Information

        Statistical reporting of payments of €50,000 or more to or from a foreign country must be reported to the Nederlandsche Bank. If a Dutch bank is involved in sending or receiving the payment, the bank will report the transaction.

F-2

SCHEDULE G

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in Sweden

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in Sweden, This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        You should not be subject to tax as a result of the exchange of an Underwater Option for a Replacement Option.

Grant of Replacement Option

        You should not be subject to tax when the Replacement Option is granted to you.

Exercise of Replacement Option

        When you exercise the Replacement Option, you should be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the option price. It is your employer's responsibility to pay the social insurance contributions on this amount.

Sale of Shares

        If you acquire shares upon exercise, you should be subject to capital gains tax when you subsequently sell the shares. The taxable amount will be the difference between the sale proceeds and the fair market value of shares at exercise. If the sale results in a capital loss, the loss will be deductible against certain types of capital gains during the same year.

Withholding and Reporting

        Your employer is required to withhold and report income tax when you exercise your Replacement Option. You will be responsible for reporting to your employer that you have exercised the option and the taxable amount. You must make this report no later than the month after the exercise. In addition, when you exercise your option, you must report the taxable amount on your annual statement of earnings for that year. This should match the amount reported by your employer on your income statement. It is your responsibility to report and pay any taxes due as a result of the sale of the shares.

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SCHEDULE H

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in the United Kingdom

        The following is a summary of the tax consequences of the cancellation of outstanding options in exchange for the grant of Replacement Options for individuals subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        This summary also includes other country specific requirements that may affect your participation in the option exchange program.

        You are advised to seek appropriate professional advice as to how the tax and other laws in your country apply to your specific situation.

Option Exchange

        You will not be subject to tax or National Insurance Contributions ("NICs") as a result of the exchange of an Underwater Option for the grant of a Replacement Option.

Grant of Replacement Option

        You will not be subject to tax or NICs when the Replacement Option is granted to you.

Exercise of Replacement Option

        You will be subject to tax when you exercise your Replacement Option. Income tax will be charged on the difference between the fair market value of the stock on the date of exercise and the option price (the "Spread"). Your employer will be responsible for tax withholding under the Pay As You Earn system in relation to the tax due on the gain realized on exercise of your option and, therefore, for paying the income tax withheld to the UK Inland Revenue on your behalf. Your employer will inform you of how it intends to recoup the income tax that it pays on your behalf. If you fail to pay to your employer the income tax due within 90 days of the date of exercise of your option, you will be deemed to have received a further taxable benefit equal to the amount of income tax due. This will give rise to a further income tax charge.

        Subject to comments in the next paragraph, you will also be subject to the employees' portion of NICs on the Spread at exercise of your Replacement Option. With effect from 6 April 2003, employees' NICs are payable at the rate of 11% up to the upper earnings limit set for employees' NICs purposes and, in addition, 1% NICs will apply on earnings in excess of the upper earnings limit without limit.

        If you were granted Underwater Options between April 6, 1999 and May 19, 2000 inclusive, which were underwater on November 7, 2000, you may be exempt (either entirely or in part) from NICs liability on the exercise of Replacement Options granted to replace those options. You should consult your tax advisor regarding whether favorable NICs treatment will apply to your Replacement Option.

H-1

Sale of Shares

        When you sell your shares, you will be subject to capital gains tax. For shares acquired after April 10, 2003, your taxable gain upon sale of shares will be calculated as the difference between the sale proceeds and the fair market value of the shares at exercise.

        Please note that an annual exemption is available to set against total gains of £7,900 for the tax year April 6, 2003 to April 5, 2004 and you may also be able to benefit from taper relief to reduce your chargeable gain. The rate of taper relief is dependant upon the number of years that the shares are held and whether the shares qualify as business assets (which in turn depends on whether you continue to be employed by a Spirent group company).

Withholding and Reporting

        Your employer is required to withhold and report income tax and NICs on the Spread at exercise. If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the deficiency. In addition, you will be responsible for paying any taxes owed as a result of the sale of the shares.

        You will also be required to report the exercise of your options and the subsequent disposal of your shares on your annual UK Tax Return.

H-2

SCHEDULE I

Spirent plc
Option Exchange Program: A Summary Guide of Issues for Eligible Employees
participating in the United States of America

        The following is a summary of the material federal income and employment tax consequences of the cancellation of Underwater Options in exchange for the grant of Replacement Options for individuals subject to tax in the United States. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that the tax laws change frequently and occasionally on a retroactive basis. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        You are advised to seek appropriate professional advise as to how the U.S. federal, state and local tax and other laws in your country apply to your specific situation.

Option Exchange

        You will not be subject to U.S. federal income tax solely as a result of the exchange of Underwater Options for Replacement Options. We believe it is likely that the exchange will be treated as a non-taxable exchange of non-qualified options.

Grant of Replacement Options

        You will not be subject to U.S. federal income tax when the Replacement Options are granted to you.

Vesting of Replacement Options

        You will not be subject to U.S. federal income tax when the Replacement Options become vested.

Exercise of Replacement Options

        Your Replacement Options will be non-qualified stock options for U.S. tax purposes. When you exercise the Replacement Options and regardless of whether you hold the shares or sell them immediately, you will be subject to U.S. federal income tax on the excess, if any, of the fair market value of the Ordinary shares subject to the Replacement Options on the date of exercise over the exercise price of the Replacement Options.

Dividends

        If you exercise your Replacement Options and you purchase Ordinary shares, you may be entitled to receive dividends on these shares. These dividends will be subject to U.S. federal tax. Certain dividends that you receive with respect to shares issued on exercise of a Replacement Option may be taxed at capital gains rates. Dividends paid to shareholders by foreign corporations whose shares are traded on a national securities exchange in the U.S. are eligible for capital gains treatment. Shares acquired on exercise of options must be held for at least 60 days in the 120-day period beginning 60 days prior to the ex-dividend date to qualify for the lower rate. If this holding period is not met, dividends with respect to such shares will be taxed at ordinary income rates.

I-1

Sale of Shares

        If you acquire Ordinary shares upon exercise of your Replacement Options, you will be subject to tax on any gain that you recognize when you subsequently dispose of the shares. The gain will be capital gain and will generally equal the excess, if any, of the sale price over the sum of the exercise price of the Replacement Options and the income you recognized when you exercised the Replacement Options. Whether the gain is long-term capital gain or short-term capital gain will depend on whether you hold the shares for more than one year following the exercise of the Replacement Options.

        If, on the other hand, the sum of the exercise price of the Replacement Options and the income you recognize when you exercise the Replacement Options is greater than the sale price of the Ordinary shares, you will have a capital loss. Whether the loss is treated as a long-term capital loss or a short-term capital loss, will depend on whether you hold the shares for more than one year following the exercise of the Replacement Options.

Withholding and Reporting

        Any income that you recognize upon exercise of your Replacement Options will constitute wages for tax withholding purposes. Accordingly, we will be required to withhold income and employment taxes when you exercise your Replacement Options. We will also be required to report this income to the government in order to satisfy applicable reporting requirements.

        Please note that the amounts we withhold may not be sufficient to satisfy the entire tax liability that arises as a result of the exercise of your Replacement Options, and you will be responsible for paying any difference between the actual tax liability and the amount withheld.

I-2

SCHEDULE J

NOTE REGARDING OPTION EXCHANGE OFFER PROVIDED ON PAPER

        Country-specific Schedules may be excluded in the printed version of the Option Exchange Offer for countries other than the one in which we believe you will be subject. All country-specific Schedules are available via the Inside Spirent Intranet site at http://10.1.1.74/. You may request also a paper copy of other country-specific Schedules by contacting your local representative.

J-1

SCHEDULE K

[Intentionally Omitted]

K-1

SCHEDULE L

Form of covering Email with instructions for Email election packages

From:	Joanne Herberts, VP, Human Resources Spirent Communications
To:	[Spirent Email address of Eligible Employee]
Date:	August 15, 2003
Subject:	SPIRENT STOCK OPTION PLAN (SSOP): OPTION EXCHANGE PROGRAM

Dear Colleague,

        As you may know, Spirent is offering Eligible Employees the opportunity to participate in an Option Exchange Program (OEP) in respect of the SSOP. This is an opportunity for you to exchange your SSOP options with an exercise price of £1.40 per share or greater ("Underwater Options") for a reduced number of SSOP Replacement Options. The exercise price of a Replacement Option will not be less than the higher of the market value of a Spirent share at the grant date of SSOP Replacement Options plus 20% of that market value or (where shares are to be subscribed) their nominal value (which is 3 1/3rd pence per share). The grant date of SSOP Replacement Options is expected to be on or about September 18, 2003. I am pleased to let you know that your option election pack will be sent to you by Email today. When you receive your election pack, please open it for your immediate attention.

        You will see that your Option Election Agreement includes summary instructions on how to complete and return your election in respect of Underwater Options. However, you should read all of the documents carefully before making your decision. The full set of documents can be accessed via the Inside Spirent intranet site at http://10.1.1.74/. If you experience any difficulties accessing this website, please contact your local IT administrator for assistance.

        Some of our Eligible Employees are receiving information regarding the OEP in hard copy as, according to our records, they do not have a current active Spirent Email address. With the exception of this covering Email, you will receive the equivalent documents as those Eligible Employees receiving their documentation via hard copy.

        IF YOU WISH TO EXCHANGE YOUR UNDERWATER OPTIONS, YOU MUST COMPLETE, SIGN AND RETURN THE OPTION ELECTION AGREEMENT SO THAT YOUR RESPECTIVE LOCAL REPRESENTATIVE RECEIVES IT BEFORE THE EXPIRATION DATE, WHICH IS 5:00 P.M. US EASTERN TIME ON SEPTEMBER 15, 2003, UNLESS EXTENDED.

        Employee presentations on the OEP will be held at all major operating locations; times and dates for these presentations will be notified to you in due course.

L-1

SCHEDULE M

Form of covering letter with instructions for paper election packages
[SPIRENT LETTERHEAD]

[insert name and residential
address of Eligible Employee here]

        August 15, 2003

Dear Colleague

SPIRENT STOCK OPTION PLAN (SSOP): OPTION EXCHANGE PROGRAM

        As you may know, Spirent is offering Eligible Employees the opportunity to participate in an Option Exchange Program (OEP) in respect of the SSOP. This is an opportunity for you to exchange your SSOP options with an exercise price of £1.40 per share or greater ("Underwater Options") for a reduced number of SSOP Replacement Options. The exercise price of a Replacement Option will not be less than the higher of the market value of a Spirent share at the grant date of SSOP Replacement Options plus 20% of that market value or (where shares are to be subscribed) their nominal value (which is 3 1/3rd pence per share). The grant date of SSOP Replacement Options is expected to be on or about September 18, 2003. I am very pleased to enclose your option election pack for your immediate attention.

        Your Option Election Agreement includes summary instructions on how to complete and return your election in respect of Underwater Options. However, you should read all of the enclosed documents carefully before making your decision.

        Most of our Eligible Employees are receiving information regarding the OEP via Email. However, you are receiving the attached paper election pack because, according to our records, you do not have a current active Spirent Email address. With the exception of this covering letter, you are receiving the equivalent documents as those Eligible Employees receiving their documentation via Email.

        IF YOU WISH TO EXCHANGE YOUR UNDERWATER OPTIONS, YOU MUST COMPLETE, SIGN AND RETURN THE OPTION ELECTION AGREEMENT SO THAT YOUR RESPECTIVE LOCAL REPRESENTATIVE RECEIVES IT BEFORE THE EXPIRATION DATE, WHICH IS 5:00 P.M. US EASTERN TIME ON SEPTEMBER 15, 2003, UNLESS EXTENDED.

        Employee presentations on the OEP will be held at all major operating locations; times and dates for these presentations will be notified to you in due course.

Sincerely

Joanne Herberts
VP—Human Resources, Spirent Communications

M-1

SCHEDULE N

Rules, as amended, of the Spirent Stock Option Plan

As approved at an Extraordinary General Meeting of the Company held on July 9, 2003

SPIRENT PLC
SPIRENT STOCK OPTION PLAN

1      Purposes and Scope of Plan

  Under this Spirent Stock Option Plan (the "Plan") of Spirent plc (the "Company") (registered in England and Wales under number 470893) options shall be granted to employees of the Company or any of its subsidiaries to purchase shares of the Company's capital stock or ADRs. The Plan is designed to enable the Company to attract and retain the best available personnel, to provide additional incentive to employees and to promote the success of the Company. These objectives will be promoted through the granting to employees of equity instruments including (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 of the Code and (ii) options which are not intended to so qualify ("NQSOs"). Vesting of the options granted under the Plan shall be in accordance with the criteria established by the Remuneration Committee (the "Committee") in consultation with the Company's Chief Executive Officer. All options granted hereunder shall be NQSOs unless specifically designed as Incentive Options.

  The options offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2      Amount of Stock subject to the Plan

  The total number of ordinary shares of the Company reserved and available for distribution pursuant to options granted hereunder shall not exceed, in the aggregate, seventy-five million (75,000,000)* shares of the ordinary shares, three and one-third pence par value, per share of the Company (the "Shares"), subject to adjustment described below, but in no case shall the number of Shares so reserved, when aggregated with all other Shares reserved for issuance under any one or more other plans involving issuance of Shares, exceed 30 percent of the outstanding ordinary shares of the Company.

*
Following the rights issue in December 2000, this figure has been increased to 90,625,000.

  Shares which may be acquired under the Plan may be either authorised, but unissued Shares or Shares of issued stock, or both, at the discretion of the Company. Whenever any outstanding option or portion thereof expires, is cancelled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option, the Shares allocable to the expired, cancelled, forfeited or otherwise terminated portion of the option may again be the subject of options granted hereunder. In the event of any stock dividend, stock split, combination or exchange of Shares, recapitalisation or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganisation, partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options and any other characteristics or terms of the options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for the purposes of Section 422 of the Code without the consent of the grantee.

  All Shares shall be subject to the Company's Memorandum and Articles of Association.

3      Administration

  The Committee will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3.

  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion and in consultation with the Company's Chief Executive Officer, to (i) select employees of the Company and its subsidiaries as recipients of options; (ii) determine the number and type of options to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan.

  The determination of the Committee on matters referred to in this Article III shall be conclusive.

4      Eligibility

  Options may be granted only to employees of the Company and its subsidiaries, who are not members of the Committee; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. The Plan shall not confer upon any employee any right with respect to continuation of employment by the Company or any subsidiary, nor shall it interfere in any way with his or her right or the Company's or any subsidiary's right to terminate his or her employment or at any time, with or without cause.

5      Stock Options

5.1   General

  Any options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Committee may grant to any optionee, Incentive Options, NQSOs or both types of options.

  Options granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer or officers designated by the Committee and accepted by the optionee. Such agreement shall describe the options, state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

  Options may be granted under the Plan within 42 days starting on any of the following:

  (i)
  that day of announcement of the Company's results to the London Stock Exchange for any period;

  (ii)
  in the case of new employees or employees who have been promoted, the following quarter days of the year: 1 January, 1 April, 1 July and 1 October;

  (iii)
  any day on which the Committee resolves that exceptional circumstances exist which justify the granting of options; or

  (iv)
  any day on which changes to the legislation or regulations affecting share options are announced, effected or made.

  In addition the options may be granted under the Plan to employees who have been recently appointed or promoted on such dates, at fortnightly intervals, as the Committee may determine. In exceptional circumstances, options may be granted to employees who have been recently appointed or promoted on a date falling between such fortnightly grant dates.

  It may happen that the Committee cannot grant options due to restrictions imposed by statute, order, regulation or government directive or by any code adopted by the Company based on the London Stock Exchange's Model Code for Securities Transactions by Directors of Listed Companies. If this occurs, the Committee may grant options within 42 days after the lifting of such restrictions.

5.2   Exercise Price and Payment

  The price per Share under any option granted hereunder shall be such amount as the Committee shall determine, provided, however, that such price shall not be less than: (i) 100 percent of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted 110 percent in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10 percent Shareholder") and (ii) if Shares are to be subscribed, the nominal value of the Shares, if higher. If the Shares are listed on the London Stock Exchange, the fair market value of the Shares shall be the middle market quotation as derived from the Official List of the London Stock Exchange. If ADRs are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares or ADRs are listed on more than one national securities exchange in the United States on the date any such option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the fair market value per share shall be deemed to be the average of the high bid and low sale prices on the date upon which the option is granted as reported by Nasdaq or, if the Shares are not traded on such date or Nasdaq is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which Nasdaq shall have reported the Shares.

  For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

5.3   Term of Options and Limitations on the Right of Exercise

  The term of each option will be for such period as the Committee shall determine, provided that in no event may any option granted hereunder be exercisable more than seven years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10 percent Shareholder). Each option shall become exercisable in such instalments and at such times as may be designated by the Committee and set forth in the agreement related to the grant of options. To the extent not exercised, instalments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

  The Committee shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

  To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

5.4   Exercise of Options

  Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the registered office of the Company or such other address as specified from time to time by the Company, specifying the number of Shares to be purchased, accompanied by payment therefor made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased.

  Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued or transferred only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by the Company and by applicable law, exercise an option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised. The fair market value of the Shares so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph, the provisions of Section 2 hereof relating to the fair market value of Shares shall apply in all respects.

  Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a programme whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise programme, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilise the cashless exercise programme.

5.5   Non-transferability of Options

  An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

  The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person; or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

5.6   Termination of Employment

  Upon termination of employment of any option holder, any option previously granted to such option holder, unless otherwise specified by the Committee, shall, to the extent not theretofore exercised, terminate and become null and void, provided that if the option holder shall die or become disabled (as described in Section 22(e)3 of the Code) while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within one year following the date of death or disability, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase.

  In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

  Other than as set forth above, if an option holder voluntarily terminates his or her employment or is discharged unless such termination is for cause as defined by applicable law, any option which is capable of being exercised as at the time of termination shall be exercisable for sixty days from the date of termination. After such time any option granted hereunder shall be cancelled and the option holder shall have no further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of 60 days after the date of termination of employment. Except as otherwise determined by the Committee, if an option holder's employment is terminated for cause as defined by applicable law, any option granted hereunder shall be cancelled and the option holder shall have no further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of the effective date of such termination of employment.

  If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code.

  A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

5.7   Maximum Allotment of Incentive Options

  If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

6      Purchase for Investment

  Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favourable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

7      Issuance of Certificates; Legends; Payment of Expenses

  The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant thereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any Shares in any Registration Statement.

  All Shares issued as provided thereunder shall be fully paid and non-assessable to the extent permitted by law.

8      Withholding Taxes

  The Company or any subsidiary may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) to reimburse the Company or any subsidiary for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company or any subsidiary shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or any subsidiary to the employee upon such terms and conditions as the Committee shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article VIII or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

  If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its registered office.

9      Listing of Shares and related matters

  If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon the London Stock Exchange or any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

  Shares issued on the exercise of an option shall rank equally in all respects with the Shares in issue on the date of allotment. They shall not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.

  Where Shares are to be transferred on the exercise of an option, option holders shall be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. They shall not be entitled to rights before such date.

  If and so long as the Shares are listed on the Official List of the London Stock Exchange, the Company shall apply for listing of any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

10    Amendment of the Plan

  Except as following, the shareholders of the Company in general meeting must approve any change to the advantage of present or future holders of options which relate to the following: (i) the persons to or for whom Shares may be provided under the Plan; (ii) the limitations on the number of Shares which may be issued under the Plan; (iii) the option price; (iv) rights affecting the options; (v) the rights of holders of the options in the event of a capitalisation issue, rights issue, subdivision or consolidation of shares or reduction or any other variation of capital of the Company; or (vi) the terms of this Article X.

  The Committee may change the Plan and need not obtain the approval of the shareholders of the Company in general meeting for any minor changes: (i) to benefit the administration of the Plan; (ii) to take account of a change in legislation; or (iii) to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any subsidiary or any holder of an option.

  No amendment will take effect to the extent that the Plan would cease to be an "employee share scheme" as defined in section 743 of the Companies Act 1985.

  The Committee shall be authorised to amend the Plan and the terms of options granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any option granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

11    Termination or Suspension of the Plan

  Unless terminated earlier by the Company directors or shareholders the Plan shall terminate at the conclusion of the Company's 2004 annual general meeting, or on 20 August 2004, if earlier, unless extended by the approval of shareholders of the Company in general meeting. An option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option was granted. The power of the Committee to construe and administer any options granted prior to the termination or suspension of the Plan under Article 3 nevertheless shall continue after such termination or during such suspension.

12    Governing Law

  The Plan, such options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

13    Partial Invalidity

  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision. In no case shall the Company or any subsidiary be required to take or omit any action under this Plan which would cause it to breach any law, rule or ordinance.

14    Effective Date

  The Plan shall become effective upon the adoption by the Board of Directors, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held. Grants made prior to such stockholder approval shall be contingent on such approval.

15    Exclusion from Retirement and Fringe Benefit Computation

  No portion of the grant of options under this Plan shall be taken into account as "wages", "salary" or "compensation" for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalisation, medical and disability, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay and vacation pay.

16    Definitions

16.1 Code

  The "Code" is the United States Internal Revenue Code of 1986, as amended.

16.2 ADR

  An "ADR" is an American Depositary Receipt issued in respect of one or more Shares.

16.3 Rule 16b-3

  "Rule 16b-3" is Rule 16b-3 issued by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and generally providing certain exemptions for the option plans.

16.4 Regulation T

  "Regulation T" is Regulation T issued by the United States Federal Reserve Board and generally providing rules and exemptions pertaining to extensions of credit based on values of securities.

17    Non-Guarantee of Employment

  Nothing in the Plan or in any option granted pursuant to the Plan shall be construed as a contract of employment between the Company or a Subsidiary and its employees, or as a contractual right to continue in the employ of the Company or a Subsidiary, or as a limitation of the right of the Company or a Subsidiary to discharge its employees at any time.

18    Notices

  All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at Spirent House, Crawley Business Quarter, Fleming Way, Crawley, West Sussex RH10 2QL, United Kingdom.

19    Reports

  If an option holder is not already a shareholder, the Company shall deliver a copy of such annual financial reports as may be issued to holders of shares.

QuickLinks

  Exhibit 99.(a)(1)(i)
SPIRENT PLC OPTION EXCHANGE OFFER OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF REPLACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN
SPIRENT PLC OPTION EXCHANGE OFFER OFFER TO EXCHANGE CERTAIN OPTIONS ("UNDERWATER OPTIONS") OUTSTANDING UNDER OUR SPIRENT STOCK OPTION PLAN FOR A GRANT OF REPLACEMENT OPTIONS UNDER OUR SPIRENT STOCK OPTION PLAN
TABLE OF CONTENTS
SUMMARY TERM SHEET
RISKS OF PARTICIPATING IN THE OPTION EXCHANGE OFFER
PARTICULARS OF THE OPTION EXCHANGE OFFER
  SCHEDULE A
  SCHEDULE B
  SCHEDULE C
  SCHEDULE D
  SCHEDULE E
  SCHEDULE F
  SCHEDULE G
  SCHEDULE H
  SCHEDULE I
  SCHEDULE J
  SCHEDULE K
  SCHEDULE L
  SCHEDULE M
  SCHEDULE N